================================================================================
                                                                   EXHIBIT 10.16





                                     THIRD
                              AMENDED AND RESTATED
                                 LOAN AGREEMENT

                                     among

                                 EMCARE, INC.,

                             EMCARE HOLDINGS INC.,


                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                           individually and as agent

                                      and

                          the other banks named herein

                                     dated

                                     as of

                                  7 March 1997





================================================================================

CHASE SECURITIES INC.,
                                                                   as Arranger

                               TABLE OF CONTENTS

                                                                                                                     Page
ARTICLE 1 - Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.1      Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.2      Other Definitional Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE 2 - Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.1      Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.2      The Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.3      Repayment of Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.4      Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.5      Requests for Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 2.6      Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 2.7      Conversions and Continuations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 2.8      Commitment Fee; Reduction, Termination and Extension of Commitment  . . . . . . . . . . . .  17
         Section 2.9      Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 2.10     Procedure for Issuing Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 2.11     Drawing on Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 2.12     Letter of Credit Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 2.13     Obligations Absolute  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 2.14     Limitation of Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE 3 - Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 3.1      Method of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 3.2      Optional Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 3.3      Pro Rata Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 3.4      Non-Receipt of Funds by the Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 3.5      Withholding Taxes and Other Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 3.6      Withholding Tax Exemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE 4 - Yield Protection and Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 4.1      Additional Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 4.2      Limitation on Types of Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 4.3      Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 4.4      Substitute Base Rate Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 4.5      Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 4.6      Capital Adequacy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE 5 - Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 5.1      Initial Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 5.2      All Advances and Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE 6 - Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 6.1      Existence; Place of Business; Chief Executive Office  . . . . . . . . . . . . . . . . . . .  29
         Section 6.2      Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

         Section 6.3      Corporate Action; No Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 6.4      Operation of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 6.5      Litigation and Judgments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 6.6      Rights in Properties; Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 6.7      Enforceability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 6.8      Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 6.9      Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 6.10     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 6.11     Use of Proceeds; Margin Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 6.12     ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 6.13     Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 6.14     Organizational Structure and Capitalization . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 6.15     Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 6.16     Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 6.17     Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 6.18     Public Utility Holding Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE 7 - Positive Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 7.1      Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 7.2      Maintenance of Existence; Conduct of Business . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 7.3      Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 7.4      Taxes and Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 7.5      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 7.6      Inspection Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 7.7      Keeping Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 7.8      Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 7.9      Compliance with Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 7.10     Further Assurances; Additional Affiliate Guaranties . . . . . . . . . . . . . . . . . . . .  37
         Section 7.11     ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 7.12     Administration Management Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE 8 - Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 8.1      Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 8.2      Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 8.3      Mergers, Acquisitions and Dissolutions  . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 8.4      Restricted Payments; Consent to Dividend  . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 8.5      Loans and Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 8.6      Transactions With Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 8.7      Disposition of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 8.8      Sale and Leaseback  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 8.9      Nature of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 8.10     Accounting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

ARTICLE 9 - Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 9.1      Combined Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 9.2      Interest Coverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

         Section 9.3      Leverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

ARTICLE 10 - Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 10.1     Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 10.2     Remedies Upon Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 10.3     Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 10.4     Performance by Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 10.5     Continuance of Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

ARTICLE 11 - The Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 11.1     Appointment, Powers and Immunities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 11.2     Rights of Agent as a Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 11.3     Sharing of Payments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 11.4     INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 11.5     Independent Credit Decisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 11.6     Several Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 11.7     Successor Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 11.8     Administration Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

ARTICLE 12 - Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 12.1     Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         SECTION 12.2 INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 12.3     Limitation of Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 12.4     No Duty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 12.5     Agent and Banks Not Fiduciary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 12.6     Equitable Relief  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 12.7     No Waiver; Cumulative Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 12.8     Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 12.9     Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 12.10    ENTIRE AGREEMENT; AMENDMENT AND RESTATEMENT MODIFICATION OF LOAN DOCUMENTS  . . . . . . . .  55
         Section 12.11    Maximum Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 12.12    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 12.13    Applicable Law; Venue; Service of Process . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 12.14    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 12.15    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 12.16    Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 12.17    Non-Application of Chapter 15 of Texas Credit Code  . . . . . . . . . . . . . . . . . . . .  57
         Section 12.18    Amendments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 12.19    Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 12.20    WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

                               INDEX TO EXHIBITS


         Exhibit                  Description of Exhibit
         -------                  ----------------------

         "A"                      Note
         "B"                      Credit Request Form
         "C"                      Compliance Certificate
         "D"                      Assignment and Acceptance
         "E"                      Subsidiary Pledge Agreement
         "F"                      Affiliate Guaranty



                               INDEX TO SCHEDULES


         Schedule                 Description of Schedule
         --------                 -----------------------

         1.1(A)                   Commitments
         1.1(B)                   Existing Guaranties
         6.1                      Principal Place of Business;
                                    Chief Executive Office
         6.5                      Existing Litigation
         6.14                     List of Subsidiaries and PAs
         8.1                      Existing Debt
         8.2                      Existing Liens

                   THIRD AMENDED AND RESTATED LOAN AGREEMENT

         THIS THIRD AMENDED AND RESTATED LOAN AGREEMENT (the "Agreement"), dated as of March 7, 1997, is among EMCARE, INC., a Delaware corporation ("EmCare"), EMCARE HOLDINGS INC., a Delaware corporation ("Parent"), TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association and successor in interest by merger to Texas Commerce Bank, National Association ("Texas Commerce"), the other banks or lending institutions which are or which may from time to time become signatories hereto or any successor or assignee thereof (individually, including Texas Commerce, a "Bank" and collectively the "Banks") and Texas Commerce as agent for itself and the other Banks (in such capacity, the "Agent").

                                R E C I T A L S:

         a.                         EmCare, Parent and Texas Commerce
                          have entered into that certain Amended and Restated Loan Agreement dated as of February 3, 1995 (as amended, the "Original Loan Agreement") pursuant to which Texas Commerce made a revolving credit loan available to EmCare.

         b.                         Texas Commerce assigned portions of
                          its commitment under the Original Loan
                          Agreement to certain other Banks (the "1996
                          Banks") pursuant to the Assignment Agreements each such 1996 Bank has entered into with Texas Commerce, all of which are dated February 21, 1996.

         C. EmCare, Parent, the 1996 Banks, and Texas Commerce entered into that certain Second Amended and Restated Loan Agreement dated as of February 16, 1996, which amended and restated the original Loan Agreement in its entirety (as the same has been modified, the "Second Loan Agreement").

         D. EmCare and Parent have requested that the 1996 Banks increase the amount of credit available to Parent under the Second Loan Agreement. The 1996 Banks, along with the additional Banks named herein, are willing to increase the amount of credit made available to Parent, subject to the terms and provisions of the Second Loan Agreement as amended and restated in its entirety in accordance with the terms hereof.

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE 1

                                  Definitions

         Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

                 "Acquisition" means the acquisition (by purchase, agreements to make payments in the future, merger, consolidation or otherwise) of
         (i) all or a substantial part of the assets of any Person or any shares or other evidence of beneficial ownership of any Person; (ii) any contract to manage the physician staffing, recruiting and/or scheduling for an emergency department of a hospital or to manage any other aspect of the healthcare services of another Person to the extent Parent, a Subsidiary or a PA was not the original party thereto; or (iii) the right to manage (pursuant to an Administrative Management Agreement) a Person who, immediately prior to the acquisition, was not a Subsidiary or PA and who was engaged in the business of managing physician staffing, recruiting and/or scheduling for emergency departments of hospitals or engaged in the business of managing any other healthcare services of another Person. If Parent, a Subsidiary or a PA is selected by a hospital to manage the physician staffing, recruiting and/or scheduling for an emergency department or any other aspect of the healthcare services of another Person and neither Parent, any Subsidiary nor any PA is required to make any payment to any Person, whether now or in the future, as a condition to the award of the applicable contract (other than payments made in connection with the purchase of equipment or materials which are required to be obtained to perform under such contract), then the acquisition of such contract shall not be deemed to be an "Acquisition."

          "Additional Costs" has the meaning specified in Section 4.1.

                 "Adjusted Base Rate" means, for any day, a rate per annum (rounded upwards to the nearest 1/16 of 1%) equal to the greatest of
         (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plusone percent (1%) or (c) the Federal Funds Rate in effect on such day plus one-half of one percent (.50%). If for any reason Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Rate, or both, for any reason, including the inability or failure of Texas Commerce to obtain sufficient quotations in accordance with the definitions thereof, the Adjusted Base Rate shall be determined without regard to clause (b) or
         (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Adjusted Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Rate, respectively. As used herein, this definition and the following terms have the following meanings:

                          "Assessment Rate" means, at any time, the rate
                 (rounded upwards, if necessary, to the nearest 1/16 of 1%) then charged by the Federal Deposit Insurance Corporation (or any successor) to Texas Commerce for deposit insurance for Dollar time deposits with Texas Commerce at the Principal Office as determined by Agent.

                          "Base CD Rate" means the sum of (a) the quotient of
                 (i) the Three-Month Secondary CD Rate divided by (ii) the remainder of 1.00 minus the Reserve Requirement plus (b) the Assessment Rate; the Base CD Rate shall be





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 8
                 adjusted automatically on and as of the effective date of any change in the Reserve Requirement, the Assessment Rate or the Three-Month Secondary CD Rate.

                          "Federal Funds Rate" means, for any day, the rate per
                 annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by the Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and
                 (ii) if such rate is not so published on such next succeeding Business Day, the Federal Funds Rate for any day shall be the average rate charged to Texas Commerce on such day on such transactions.

                          "Prime Rate" shall mean the rate of interest per
                 annum then most recently established by Texas Commerce as its prime rate in effect from day to day at the Principal Office; each change in the Prime Rate shall be effective on the date of such change. The Prime Rate may not be Texas Commerce's best or favored rate and the Banks may make other loans to other Persons at rates lower than the Prime Rate.

                          "Three-Month Secondary CD Rate" means, for any day,
                 the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business
                 Day) by the Board of Governors of the Federal Reserve System (or any successor governmental agency) through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board of Governors of the Federal Reserve System, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by Texas Commerce from three New York City negotiable certificate of deposit dealers of recognized standing selected by Texas Commerce.

                 "Adjusted Eurodollar Rate" means, for any Eurodollar Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by Agent to be equal to the Eurodollar Rate for such Eurodollar Advance for such Interest Period divided by 1 minus the Reserve Requirement for such Eurodollar Advance for such Interest Period.





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 9

                 "Administrative Management Agreement" means, as of the date of determination, an agreement then in effect pursuant to which a professional association or corporation engaged in the practice of medicine has agreed to permit a Subsidiary to perform comprehensive management and related administrative services to such Person for the nonmedical aspects of such Person's business.

                 "Advance" means each advance of funds by the Banks to Parent pursuant to Article 2.

                 "Affiliate" means, as to any Person, any other Person (i) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person;
         (ii) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of such Person; or
         (iii) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall the Agent or any Bank be deemed an Affiliate of Parent or any of its Subsidiaries.

                 "Affiliate Guaranty" means an Existing Guaranty or the guaranty of EmCare, any other Subsidiary or a PA in favor of Agent in substantially the form of Exhibit "F", as the same may be amended, supplemented, or otherwise modified.

                 "Agent" has the meaning set forth in the Introduction of this Agreement.

                 "Agreement" has the meaning specified in the introduction to this Agreement.

                 "Applicable Lending Office" means for each Type of Advance, the Lending Office of a Bank (or of an Affiliate of such Bank) designated for such Type of Advance below its name on the signature pages hereof or such other office of a Bank (or of an Affiliate of such Bank) as a Bank may from time to time specify to Agent as the office by which its Advances of such Type are to be made and maintained.

                 "Applicable Rate" has the meaning specified in subsection
         2.4(a).

                 "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and its assignee and accepted by the Agent and, if applicable, Parent pursuant to Section 12.8 in substantially the form of Exhibit "D" hereto.

                 "Bank Accounts" has the meaning specified in subsection 10.3.

                 "Base Margin" has the meaning specified in subsection 2.4(a).

                 "Base Rate Advances" means Advances that bear interest at rates based upon the Adjusted Base Rate.





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 10

                 "Business Day" means (i) any day on which commercial banks are not authorized or required to close in Texas, and (ii) with respect to all borrowings, payments, Conversions, Continuations, Interest Periods and notices in connection with Eurodollar Advances, any day which is a Business Day described in clause (i) above and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

                 "Capital Lease Obligation" means obligations under any lease of real or personal property that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations shall be the capitalized amount of such obligations determined in accordance with GAAP.

                 "Closing Date" means March 7, 1997.

                 "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

                 "Combined Funded Debt" means, at any particular time, the sum of the following for Parent and the Subsidiaries (determined on a consolidated basis) and any ER Management Party that is not otherwise a Subsidiary determined on a combined basis in accordance with GAAP (without duplication): (i) the sum of (a) current maturities of long term Debt; and (b) long term Debt (the items described in clause (a) and (b) herein the "Funded Debt"); minus (ii) the sum of (a) all Funded Debt which is owed to an Affiliate and which is permitted by the terms of subsection 8.1(d) and (b) all Funded Debt permitted by subsection 8.1(c).

                 "Combined Interest Expense" means, for any period, all cash interest paid or payable for such period by Parent and the Subsidiaries (determined on a consolidated basis), and any ER Management Party that is not a Subsidiary (calculated on a combined basis in accordance with GAAP).

                 "Combined Net Worth" means, at any particular time, all amounts which, in conformity with GAAP, would be included as stockholders' equity on a combined balance sheet of Parent and the Subsidiaries (determined on a consolidated basis) and any ER Management Party that is not otherwise a Subsidiary.

                 "Commitment" means, as to any Bank, the obligation of such Bank to make Advances hereunder in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Bank on Schedule 1.1(A) hereto or in the applicable Assignment and Acceptance as such amount may be reduced pursuant to Section 2.8. The aggregate Commitments on the Closing Date equal One Hundred Million Dollars ($100,000,000).

        "Commitment Fee Rate" has the meaning specified in Section 2.8.





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 11

                 "Compliance Certificate" means a certificate, in substantially the form of Exhibit "C", properly completed and signed by an authorized financial officer of Parent.

                 "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 2.7 of a Eurodollar Advance as a Eurodollar Advance from one Interest Period to the next Interest Period.

                 "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 2.7 or Article 4 of one Type of Advance into another Type of Advance.

                 "Credit Request Form" means a certificate, in substantially the form of Exhibit "B", properly completed and signed by an authorized officer of Parent requesting an Advance or the issuance of a Letter of Credit.

                 "Debt" means as to any Person at any time (without duplication): (i) all obligations of such Person for borrowed money,
         (ii) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services (including for the deferred purchase price for an Acquisition, whether paid under the terms of a non-compete or consulting agreement or otherwise) except trade accounts payable of such Person arising in the ordinary course of business which are not past due by more than ninety
         (90) days unless such trade accounts payable are being contested in good faith by appropriate proceedings, (iv) all Capital Lease Obligations of such Person, (v) all Debt or other obligations of others Guaranteed by such Person, (vi) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person, (vii) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments, and (viii) all liabilities of such Person in respect of unfunded vested benefits under any Plan.

                 "Default Rate" means the Maximum Rate or, if no Maximum Rate exists, the sum of the Adjusted Base Rate in effect from day to day plus four percent (4%).

                 "Dollars" and "$" mean lawful money of the United States of America.

                 "EBIT" means for any period, Net Income for such period plus
         (i) the sum of, but without duplication and only in each case to the extent deducted in determining Net Income for such period (a) Combined Interest Expense, (b) all taxes based on income of Parent and the Subsidiaries (determined on a consolidated basis) and any ER Management Party that is not otherwise a Subsidiary accrued during such period, (c) all non-operating charges, (d) all extraordinary non-cash charges, and (e) all non-recurring non-cash charges and (f) all cash charges attributable to the settlement of the United States Department of Justice civil lawsuit pending as of the Closing Date against EmCare, relating to claims under the False Claims Act arising from reimbursements under the Medicare, Medicaid and CHAMPUS programs, provided that the aggregate





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 12 amount added to Net Income pursuant to this clause (f) during the entire term of this Agreement shall not exceed Eight Million Dollars ($8,000,000), minus (ii) the sum of but without duplication and only in each case to the extent added in determining Net Income for such period (a) all non-cash revenue items, (b) all non- operating revenue items and/or (c) any extraordinary or non-recurring revenue items.

                 "EmCare" has the meaning set forth in the Introduction hereto.

                 "EmCare Pledge Agreement" means the Amended and Restated Pledge Agreement between EmCare and Agent dated February 16, 1996 and as the same has been and may hereafter be amended, supplemented or otherwise modified.

                 "EMTAC Pledge Agreement" means that certain Pledge Agreement between EMTAC, INC. and Texas Commerce dated as of December 31, 1993, as modified by the Second Loan Agreement as the same may hereafter be amended, supplemented or otherwise modified.

                 "ER Management Contract" means, as of the date of determination, an agreement then in effect between an ER Management Party and a hospital pursuant to which the ER Management Party manages the physician staffing, recruiting and/or scheduling for the emergency department of the hospital.

                 "ER Management Parties" means each Subsidiary and each PA engaged in the business of managing physician staffing, recruiting and/or scheduling for the emergency departments of hospitals.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

                 "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as any Obligated Party or is under common control (within the meaning of Section 414(c) of the Code) with any Obligated Party.

                 "Eurodollar Advances" means Advances the interest rates on which are determined on the basis of the rates referred to in the definition of "Adjusted Eurodollar Rate" in this Section 1.1.

                 "Eurodollar Margin" has the meaning specified in subsection 2.4(a).

                 "Eurodollar Rate" means, for any Eurodollar Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by Texas Commerce at approximately 11:00 A.M. London time (or as soon thereafter as practicable) two Business Days prior to the first day of such Interest Period that Texas Commerce is offered by leading banks in the London interbank market for Dollar deposits in immediately available funds having a term comparable to such Interest





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 13

         Period and in an amount comparable to the principal amount of the Eurodollar Advance to which such Interest Period relates.

                 "Event of Default" has the meaning specified in Section 10.1.

                 "Existing Collateral Documents" means the EmCare Pledge Agreement, Parent Pledge Agreement, the Network Pledge Agreement, EMTAC Pledge Agreement and the Trust Pledge Agreement.

                 "Existing Guaranties" means the documents described on
         Schedule 1.1(B).

                 "Federal Funds Rate" has the meaning set forth in the definition of Adjusted Base Rate.

                 "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles observed in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

                 "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                 "Guarantors" means EmCare, each PA and each Subsidiary.

                 "Insignificant Subsidiary" has the meaning specified in
         Section 7.10.

                 "Interest Period" means with respect to any Eurodollar Advances, each period commencing on the date such Advances are made or Converted from Advances of another Type or, in the case of each subsequent, successive Interest Period applicable to a Eurodollar Advance, the last day of the next preceding Interest Period with respect to such Advance, and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, in each case as Parent may select as provided in Section 2.5 or 2.7 hereof, except that each such Interest Period which commences on the





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 14 last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day or, if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day; (ii) any Interest Period which would otherwise extend beyond the Revolving Termination Date shall end on the Revolving Termination Date; (iii) no more than four (4) Interest Periods shall be in effect at the same time; and (iv) no Interest Period shall have a duration of less than one (1) month and, if the Interest Period for any Eurodollar Advances would otherwise be a shorter period, such Advances shall not be available hereunder.

                 "Letter of Credit" means any standby letter of credit issued by Agent pursuant to Article 2 of this Agreement.

                 "Letter of Credit Liabilities" means, at any time, the aggregate face amounts of all outstanding Letters of Credit.

                 "Leverage Ratio" means, at any particular time, the ratio of Combined Funded Debt as of such time to Operating Cash Flow computed for the completed four (4) fiscal quarters ending as of the date of calculation.

                 "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

                 "Loan Documents" means this Agreement, the Note, the Affiliate Guaranties, the Pledge Agreements and other promissory notes, security agreements, deeds of trust, assignments, guaranties, and other instruments, agreements, and other documentation executed and delivered pursuant to or in connection with this Agreement, the Second Loan Agreement, and the Original Loan Agreement, as such instruments, agreements and other documentation may be amended, modified, renewed, extended, supplemented, or otherwise modified from time to time.

                 "Material Adverse Effect" means any material adverse effect
         (i) on the business, condition (financial or otherwise), operations, prospects or properties of the Obligated Parties taken as a whole or
         (ii) on the ability of any Obligated Party to pay and perform its obligations under the Loan Documents to which it is a party, any material Administrative Management Agreements to which it is a party or the material ER Management Contracts to which it is a party.

                 "Maximum Rate" means the maximum rate of nonusurious interest permitted from day to day by applicable law, including as to Article 5069-1.04, Vernon's Texas Civil Statutes (and as the same may be incorporated by reference in other Texas statutes),





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 15 but otherwise without limitation, that rate based upon the "indicated rate ceiling" and calculated after taking into account any and all relevant fees, payments, and other charges which are contracted for, charged or received in connection with the Loan Documents which are deemed to be interest under applicable law.

                 "Multiemployer Plan" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by any Obligated Party or any ERISA Affiliate and which is covered by Title IV of ERISA.

                 "Net Income" means, for any period, the net income of Parent and the Subsidiaries (determined on a consolidated basis in accordance with GAAP) and any ER Management Party that is not otherwise a Subsidiary determined in accordance with GAAP on a combined basis.

                 "Network Pledge Agreement" means that certain Pledge Agreement between EmCare Physicians Network, Inc. and Agent dated February 16, 1996, as modified by that certain Consent Letter dated as of November 21, 1996, that certain Consent Letter dated as of December 31, 1996, and as the same may hereafter be amended, supplemented or otherwise modified.

                 "Note" means a promissory note of Parent payable to the order of a Bank, in substantially the form of Exhibit "A" hereto, and all extensions, renewals, and other modifications thereof.

                 "Obligated Party" means Parent and each Subsidiary and each PA that has executed an Affiliate Guaranty or any other Person who is or becomes party to any agreement that guarantees or secures payment and performance of the Obligations or any part thereof.

                 "Obligations" means all obligations, indebtedness, and liabilities of Parent to Agent and the Banks under this Agreement and the other Loan Documents, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, all interest accruing thereon and all attorneys' fees and other expenses incurred in the enforcement or collection thereof.

                 "Operating Cash Flow" means for any period, Net Income for such period plus (i) the sum of, but without duplication and only in each case to the extent deducted in determining Net Income for such period (a) depreciation and amortization expenses for such period; (b) Combined Interest Expense; (c) all taxes based on income of Parent and the Subsidiaries (determined on a consolidated basis) and any ER Management Party that is not otherwise a Subsidiary accrued during such period; (d) all other non-cash or non-operating charges (including without limitation, all extraordinary non-cash charges and all non-recurring non-cash charges); and (e) all cash charges attributable to the settlement of the United States Department of Justice civil lawsuit pending as of the Closing Date against EmCare, relating to claims under the False Claims Act arising from





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 16 reimbursements under the Medicare, Medicaid and CHAMPUS programs, provided that the aggregate amount added to Net Income during the entire term of this Agreement pursuant to this clause (e) shall not exceed Eight Million Dollars ($8,000,000), minus (ii) the sum of but without duplication and only in each case to the extent added in determining Net Income for such period (a) all non-cash revenue items,
         (b) all non-operating revenue items and/or (c) any extraordinary or non-recurring revenue items.

                 "Original Loan Agreement" has the meaning specified in the Recitals.

                 "PA" means any professional association or professional corporation engaging in the practice of medicine which is (i) an Affiliate of Parent and (ii) has entered into an Administrative Management Agreement with Parent or a Subsidiary; provided that, if such Administrative Management Agreement is terminated, such association or corporation shall no longer be considered a PA for purposes of this Agreement.

                 "Parent" has the meaning specified in the Introduction hereto.

                 "Parent Property" has the meaning specified in Section 10.3.

                 "Parent Pledge Agreement" means the Amended and Restated Pledge Agreement between Parent and Agent dated February 16, 1996, as the same has been and may be amended, supplemented or otherwise modified.

                 "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

                 "Person" means any individual, corporation, business trust, association, company, partnership, joint venture, governmental authority, or other entity.

                 "Plan" means any employee benefit or other plan established or maintained by any Obligated Party or any ERISA Affiliate and which is covered by Title IV of ERISA.

                 "Pledge Agreements" means the Subsidiary Pledge Agreements and the Parent Pledge Agreement.

                 "Potential Default" means any condition or event which, after notice or lapse of time or both, would constitute an Event of Default.

                 "Principal Office" means the office of Agent located at 1111 Fannin, Houston, Texas.

                 "Prohibited Transaction" means any transaction set forth in
         Section 406 of ERISA or Section 4975 of the Code.

                 "Pro Rata" means, as to any Bank, its ratable share expressed as a percentage obtained by multiplying by one hundred (100) the ratio obtained by either (a) dividing the





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 17

         Commitment of the Bank in question by the total Commitments of all the Banks or (b) dividing the aggregate principal amount of the Advances and/or Letter of Credit Liabilities outstanding which were made by or, with respect to Letter of Credit Liabilities, participated in by the Bank in question, by the aggregate principal amount of the Advances and/or Letter of Credit Liabilities outstanding hereunder.

                 "Quarterly Payment Date" means the last day of March, June, September, and December of each year.

                 "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

                 "Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in United States federal, state, or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives, or requests applying to a class of banks including any Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                 "Reportable Event" means any of the events set forth in
         Section 4043 of ERISA.

                 "Required Banks" means at any time while no Advances or Letter of Credit Liabilities are outstanding, Banks holding at least sixty-six and two thirds percent (66 2/3%) of the aggregate amount of the Commitments and, at any time while Advances and/or Letter of Credit Liabilities are outstanding, Banks holding at least sixty-six and two thirds percent (66 2/3%) of the outstanding aggregate principal amount of the Advances and/or Letter of Credit Liabilities.

                 "Reserve Requirement" means, for any Eurodollar Advance for any Interest Period therefor or with respect to the calculation of the Adjusted Base Rate, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period or as of such calculation date under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against (i) in the case of Eurodollar Advances "Eurocurrency Liabilities" as such term is used in Regulation D or (ii) in the case of the calculation of the Adjusted Base Rate, three-month non-personal Dollar time deposits in an amount of One Hundred Thousand Dollars ($100,000) or more. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined or
         (ii) any category of extensions of credit or other assets which include Eurodollar Advances or Base Rate Advances.





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 18

                 "Revolving Termination Date" means 11:00 A.M. Houston, Texas time on March 7, 2000, or such earlier or later date and time on which the Commitments terminate as provided in this Agreement.

                 "RICO" means the Racketeer Influenced and Corrupt Organization Act of 1970, as amended from time to time.

                 "Second Loan Agreement" has the meaning specified in the Recitals.

                 "Subsidiary" means (a) any corporation of which more than fifty percent (50%) of the issued and outstanding securities having ordinary voting power for the election of a majority of directors is owned or controlled, directly or indirectly, by Parent, by Parent and one or more other Subsidiaries, or by one or more other Subsidiaries and (b) any business trust, association, partnership, joint venture or other entity of which more than fifty percent (50%) of the ownership interest thereof having ordinary voting or management power is owned or controlled, directly or indirectly, by Parent and one or more other Subsidiaries, or by one or more other Subsidiaries.

                 "Subsidiary Pledge Agreement" means a Pledge Agreement substantially in the form of Exhibit "E" hereto executed by a Subsidiary, as the same may be amended, supplemented or otherwise modified. The Subsidiary Pledge Agreements include the EmCare Pledge Agreement, the EMTAC Pledge Agreement, the Trust Pledge Agreement and the Network Pledge Agreement.

                 "Succession Agreements" means that certain Stock Transfer and Option Agreement dated February 24, 1997 among EmCare, the PAs that are or are to become a party thereto in accordance with its terms and Leonard M. Riggs, Jr., M.D., and that certain Stock Transfer and Option Agreement dated February 24, 1997 among EmCare, the PAs that are or are to become a party thereto in accordance with its terms and Steven W. Cooley, M.D., as each such agreement exists as of the Closing Date without further amendment or other modification unless amended with the consent of the Required Banks.

                 "Texas Commerce" has the meaning set forth in the Introduction to this Agreement.

                 "Trust Pledge Agreement" means that certain Pledge Agreement between EMTAC Business Trust and Texas Commerce dated December 31, 1993, as modified by the Second Loan Agreement and as the same may hereafter be amended, supplemented or otherwise modified.

                 "Type" means any type of Advance (i.e., Base Rate Advance or Eurodollar Advance).

         Section 1.2 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 19

Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article, Exhibit and Section references pertain to this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Terms used herein that are defined in the Uniform Commercial Code as adopted by the State of Texas, unless otherwise defined herein, shall have the meanings specified in the Uniform Commercial Code as adopted by the State of Texas.

                                   ARTICLE 2

                                    Advances

         Section 2.1 Commitment. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make one or more Advances to Parent from time to time from the Closing Date to and including the Revolving Termination Date in an aggregate amount at any time outstanding up to but not exceeding the amount of such Bank's Commitment as then in effect minus such Bank's interest in all the outstanding Letter of Credit Liabilities. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, Parent may borrow, repay, and reborrow hereunder the amount of the Commitments by means of Base Rate Advances and Eurodollar Advances until the Revolving Termination Date and, until the Revolving Termination Date, Parent may Convert all or part of one Type of Advance into another Type of Advance or Continue all or part of any Eurodollar Advance. Each Type of Advance shall be made and maintained at the Banks' Applicable Lending Office for such Type of Advance.

         Section 2.2 The Note. The obligation of Parent to repay a Bank for Advances made by such Bank and interest thereon shall be evidenced by a Note executed by Parent, payable to the order of such Bank in the principal amount of such Bank's Commitment as originally in effect.

         Section 2.3 Repayment of Advances. Parent shall repay the unpaid principal amount of all outstanding Advances on the Revolving Termination Date.

         Section 2.4      Interest.

                 (a) Rate. The unpaid principal amount of the Advances shall bear interest prior to maturity at a varying rate per annum equal from day to day to the lesser of (i) the Maximum Rate or (ii) the Applicable Rate, each such change in the rate of interest charged on the Advances to become effective, without notice to Parent, on the effective date of each change in the Applicable Rate or the Maximum Rate, as the case may be; provided, however, if at any time the rate of interest specified in clause (ii) preceding shall exceed the Maximum Rate, thereby causing the interest on the Advances to be limited to the Maximum Rate, then any subsequent reduction in the Applicable Rate shall not reduce the rate of interest on the Advances below the Maximum Rate until the aggregate amount of interest accrued on the Advances equals the aggregate amount of interest which would have accrued on the Advances if the interest rate specified in clause
         (ii) preceding had at all times been in effect. All past due principal and interest shall bear





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 20 interest at the Default Rate. As used in this subsection 2.4(a), the following terms shall have the meanings set forth below:

                          "Applicable Rate" means: (i) during the period that
                 an Advance is a Base Rate Advance, the Adjusted Base Rate plus the Base Margin and (ii) during the period that an Advance is a Eurodollar Advance, the Adjusted Eurodollar Rate plus the Eurodollar Margin. Upon delivery of the Compliance Certificate accompanying the financial statements delivered in accordance with subsections 7.1(b) as of the end of each fiscal quarter, commencing with the Compliance Certificate delivered for the quarter ending March 31, 1997, the Base Margin and the Eurodollar Margin shall be automatically adjusted in accordance with the Parent's actual Leverage Ratio set forth therein and the table set forth in the applicable definition, such adjustment to be retroactive to the first day of the fiscal quarter in which such Compliance Certificate is delivered. If Parent fails to deliver such Compliance Certificate which sets forth the Leverage Ratio during any fiscal quarter, the Base Margin and Eurodollar Margin during the quarter for which such Compliance Certificate was not delivered shall automatically be adjusted to one-half of one percent (0.50%) and two percent (2.00%), respectively, retroactively to the first day of such quarter.


                          "Base Margin" means, during each fiscal quarter, the
                 percent set forth in the table below opposite the Parent's actual Leverage Ratio determined as of the last day of the preceding fiscal quarter:

             ---------------------------------------------------
                     LEVERAGE RATIO                  BASE MARGIN
                     --------------                  -----------
             ---------------------------------------------------
             Less than or equal to 2.5 to 1.0            .00%
             ---------------------------------------------------

             Greater than 2.5 to 1.0                     .25%
             ---------------------------------------------------

                 ; provided that, prior to the delivery of the first quarter end Compliance Certificate hereunder, the Base Margin shall be zero percent (0%) unless and until it is retroactively adjusted in accordance with the definitions of Applicable Rate and Base Margin.

                          "Eurodollar Margin" means, during each fiscal
                 quarter, the percent set forth in the table below opposite the Parent's actual Leverage Ratio determined as of the last day of the preceding fiscal quarter:

              ---------------------------------------------------------
                         LEVERAGE RATIO               EURODOLLAR MARGIN
                         --------------               -----------------
              ---------------------------------------------------------
              Less than 1.0 to 1.0                           .75%
              ---------------------------------------------------------
              Less than or equal to 1.5 to 1.0
              but greater than or equal to 1.0              1.00%
              to 1.0
              ---------------------------------------------------------
              Greater than 1.5 to 1.0 but less
              than or equal to 2.0 to 1.0                   1.25%
              ---------------------------------------------------------
              Greater than 2.0 to 1.0 but less              1.50%
              than or equal to 2.5 to 1.0
              ---------------------------------------------------------
              Greater than 2.5 to 1.0                       1.75%
              ---------------------------------------------------------





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 21

                          ; provided that, prior to the delivery of the first
                 quarter end Compliance Certificate hereunder, the Eurodollar Margin shall be one percent (1%) unless and until it is retroactively adjusted in accordance with the definitions of Applicable Rate and Eurodollar Margin.

                 (b) Payment. Accrued and unpaid interest on the Advances shall be due and payable as follows: (i) in the case of Base Rate Advances, on each Quarterly Payment Date; (ii) in the case of each Eurodollar Advance, on the last day of the Interest Period with respect thereto and, in the case of an Interest Period with a duration greater than three months, at three-month intervals after the first day of such Interest Period; and (iii) on the Revolving Termination Date.

                 (c) Computation. Interest on the Eurodollar Advances shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be. Interest on the Base Rate Advances shall be computed on the basis of (i) a year of 365 or 366 days as the case may be and the actual number of days elapsed (including the first days but excluding the last) when the Prime Rate (as defined in the definition of Adjusted Base Rate) is the applicable Adjusted Base Rate and (ii) a year of 360 days and the actual number of days elapsed (including the first day but excluding the last) when the Base CD Rate or Federal Funds Rate (both as defined in the definition of Adjusted Base Rate) is the applicable Adjusted Base Rate unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

         Section 2.5 Requests for Advances. Parent shall give Agent notice by means of a Credit Request Form of each requested Advance, at least one (1) business day before the requested date of each Base Rate Advance and at least three (3) Business Days before the requested date of each Eurodollar Advance, specifying: (i) the requested date of such Advance (which shall be a Business Day), (ii) the amount of such Advance, (iii) the Type of the Advance, and (iv) in the case of a Eurodollar Advance, the duration of the Interest Period for such Advance. Agent at its option may accept telephonic requests for Advances, provided that such acceptance shall not constitute a waiver of Agent's right to delivery of a Credit Request Form in connection with subsequent Advances. Any telephonic request for an Advance by Parent shall be promptly confirmed by submission of a properly completed Credit Request Form to Agent. Each Advance shall be in a minimum principal amount of Five Hundred Thousand Dollars ($500,000). The aggregate principal amount of Eurodollar Advances having the same Interest Period shall be at least equal to One Million Dollars ($1,000,000). The Agent shall promptly notify each Bank of each notice received by Agent under this Section 2.5. Not later than 1:00 P.M. Houston, Texas time on the date specified for each Advance hereunder, each Bank will make available to the Agent at the Principal Office in immediately available funds, for the account of Parent, its Pro Rata (calculated based on the Commitments) share of each Advance. After the Agent's receipt of such funds and subject to the other terms and conditions of this Agreement, the Agent will make such Advance available to Parent by depositing the same, in immediately available funds, in an account of Parent (designated by Parent) maintained with the





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 22

Agent at the Principal Office. All notices by Parent under this Section shall be irrevocable and shall be given not later than 11:00 A.M. Houston, Texas, time on the day which is not less than the number of Business Days specified above for such notice.

         Section 2.6 Use of Proceeds. The advances outstanding under the Second Loan Agreement on the Closing Date shall be repaid with the initial Advances hereunder but the commitments under the Second Loan Agreement shall not be extinguished but shall continue uninterrupted under the terms of this Agreement. The proceeds of any additional Advances shall be used for general corporate purposes including to finance (a) the working capital and capital expenditure needs of Parent and the Subsidiaries and (b) Acquisitions permitted hereunder.

         Section 2.7 Conversions and Continuations. Parent shall have the right from time to time to Convert all or part of one Type of Advance into another Type of Advance or to Continue all or part of any Eurodollar Advance by giving Agent written notice at least one (1) Business Day before Conversion into a Base Rate Advance and at least three (3) Business Days before Conversion into or Continuation of a Eurodollar Advance, specifying: (i) the conversion or Continuation date, (ii) the amount of the Advance to be Converted or Continued,
(iii) in the case of Conversions, the Type of Advance to be Converted into, and
(iv) in the case of a Continuation of or Conversion into a Eurodollar Advance, the duration of the Interest Period applicable thereto; provided that (a) Eurodollar Advances may only be Converted on the last day of the Interest Period, and (b) except for Conversions to Base Rate Advances, no Conversions shall be made while an Event of Default or Potential Default has occurred and is continuing. The Agent shall promptly notify each Bank of any notice received under this Section 2.7. All notices given by Parent under this Section shall be irrevocable and shall be given not later than 11:00 A.M. Houston, Texas time on the day which is not less than the number of Business Days specified above for such notice. If Parent shall fail to give Agent the notice as specified above for Continuation or Conversion of a Eurodollar Advance prior to the end of the Interest Period with respect thereto, such Eurodollar Advance shall automatically be Converted into a Base Rate Advance on the last day of the Interest Period for such Eurodollar Advance.

         Section 2.8 Commitment Fee; Reduction, Termination and Extension of Commitment.

                 (a) Commitment Fee. Parent agrees to pay to the Agent for the benefit of each Bank a commitment fee on the average daily unused portion of the Commitments, from and including the Closing Date, to and including the Revolving Termination Date, at the rate equal to the Commitment Fee Rate per annum based on a 360 day year and the actual number of days elapsed, payable on each Quarterly Payment Date, and on the Revolving Termination Date. The term "Commitment Fee Rate" means, during each fiscal quarter, the basis points set forth in the table below opposite the Parent's actual Leverage Ratio determined as of the last day of the preceding fiscal quarter:


                ===========================================================
                                                        COMMITMENT FEE RATE
                          LEVERAGE RATIO                 (IN BASIS POINTS)
                          --------------
                -----------------------------------------------------------
                Less than 1.0 to 1.0                           18.75
                -----------------------------------------------------------
                Greater than or equal to 1.0 to                22.00
                1.0 but less than or equal to 1.5
                to 1.0
                -----------------------------------------------------------





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 23

                -----------------------------------------------------------
                                                        COMMITMENT FEE RATE
                          LEVERAGE RATIO                 (IN BASIS POINTS)
                          --------------
                -----------------------------------------------------------
                Greater than 1.5 to 1.0 but less               25.00
                than or equal to 2.0 to 1.0
                -----------------------------------------------------------
                Greater than 2.0 to 1.0 but less               31.25
                than or equal to 2.5 to 1.0
                -----------------------------------------------------------
                Greater than 2.5 to 1.0                        37.50
                ===========================================================

         ; provided that, prior to the delivery of the first quarter end Compliance Certificate hereunder, the Commitment Fee Rate shall be
         22.00 basis points unless and until it is retroactively adjusted in accordance with this definition. Upon delivery of the Compliance Certificate accompanying the financial statements delivered in accordance with subsections 7.1(b) as of the end of each fiscal quarter, commencing with the Compliance Certificate delivered for the quarter ending March 31, 1997, the Commitment Fee Rate shall be automatically adjusted in accordance with the Parent's actual Leverage Ratio set forth therein and the table set forth above, such adjustment to be retroactive to the first day of the fiscal quarter in which such Compliance Certificate is delivered. If Parent fails to deliver such Compliance Certificate which sets for the Leverage Ratio during any fiscal quarter, the Commitment Fee Rate during the quarter for which such Compliance Certificate was not delivered shall automatically be adjusted to 37.5 basis points retroactively to the first day of such quarter.

                 (b) Reduction or Termination. Parent shall have the right at any time to terminate in whole or from time to time to irrevocably reduce in part the Commitments upon at least five (5) Business Days prior notice to the Agent specifying the effective date thereof, whether a termination or reduction is being made, and the amount of any partial reduction, provided that each partial reduction shall be in the amount of One Million Dollars ($1,000,000) or an integral multiple thereof and Parent shall simultaneously prepay the amount by which the unpaid principal amount of the Advances exceeds the Commitments (after giving effect to such notice) plus accrued and unpaid interest on the principal amount so prepaid and any amounts due under Section 4.5. The Commitments may not be reinstated after they have been terminated or reduced.

                 (c) Extension of Commitment/Revolving Termination Date. The Banks have no obligation or commitment to extend the Revolving Termination Date. However, on or before October 31 of 1998 and 1999 the Parent may request that the Banks conduct a review of the Obligated Parties to determine whether to extend the Revolving Termination Date for another one-year period from the then current Revolving Termination Date. If the Parent makes such a request by such date, the Banks will conduct the review of the Obligated Parties and will advise the Parent on or before January 15 of the next calendar year of their decision whether to extend the Revolving Termination Date. The Banks' determination as to the extension of the Revolving Termination Date shall be made by the Banks in their sole discretion, will only be considered if the financial condition of the Obligated Parties is satisfactory to the Banks and no Event of Default or Potential Default shall have occurred and be continuing and will only be effective if all the Banks agree.

         Section 2.9 Letters of Credit. Subject to the terms and conditions of this Agreement, Agent agrees to issue one or more Letters of Credit for the account of Parent from time to time





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 24 from the Closing Date to and including the Revolving Termination Date; provided, however, that (i) the outstanding Letter of Credit Liabilities shall not at any time exceed Five Million Dollars ($5,000,000) and (ii) the sum of the outstanding Letter of Credit Liabilities plus the aggregate outstanding amount of the Advances shall not at any time exceed the aggregate Commitments. Each Letter of Credit shall have an expiration date not later than forty-five
(45) days prior to the Revolving Termination Date, shall be payable in Dollars, shall have a minimum face amount of Fifty Thousand Dollars ($50,000), must support a transaction that is entered into in the ordinary course of Parent's, any Subsidiary's or any PA's business, must otherwise be satisfactory in form and substance to Agent and shall be issued pursuant to such documentation (including, without limitation, Agent's standard application for issuance of letters of credit as then in effect) as Agent may require; provided, that, in the event of any conflict between the terms of such agreement and the other Loan Documents, the terms of the other Loan Documents shall control. No Letter of Credit shall require any payment by Agent to the beneficiary thereunder pursuant to a drawing prior to the third Business Day following presentment of a draft and any related documentation to Agent. Upon the date of issue of a Letter of Credit, the Agent shall be deemed, without further action by any party hereto, to have sold to each other Bank, and each other Bank shall be deemed, without further action by any party hereto, to have purchased from the Agent a participation to the extent of such Bank's Pro Rata (calculated based on the Commitments) share of such Letter of Credit and the related Letter of Credit Liabilities.

         Section 2.10 Procedure for Issuing Letters of Credit. Each Letter of Credit shall be issued on at least three (3) Business Days prior notice from Parent to Agent by means of a Credit Request Form describing the transaction proposed to be supported thereby and specifying (a) the date on which such Letter of Credit is to be issued (which shall be a Business Day), and (b) the terms of such Letter of Credit. Agent at its option may accept telephonic requests for Letters of Credit, provided that such acceptance shall not constitute a waiver of Agent's right to require delivery of a Credit Request Form in connection with subsequent Letters of Credit. Any telephonic request for a Letter of Credit by Parent shall be promptly confirmed by submission of a properly completed Credit Request Form to Agent. Upon fulfillment of the applicable conditions precedent in Article 5, Agent shall make the applicable Letter of Credit available to Parent or, if so requested by Parent, to the beneficiary of the Letter of Credit and shall provide a copy thereof to each Bank.

         Section 2.11     Drawing on Letters of Credit.

                 (a) Funding of Drawings. Upon receipt from the beneficiary of any Letter of Credit of any demand for payment or other drawing under such Letter of Credit, the Agent shall promptly notify the Parent and each Bank as to the amount to be paid as a result of such demand or drawing and the respective payment date. Not later than 1:00 P.M. on the applicable payment date, each Bank will make available to the Agent, at the Principal Office, in immediately available funds, an amount equal to such Bank's Pro Rata (calculated based on the Commitments) share of the amount to be paid as a result of such demand or drawing even if the conditions to an Advance under
         Article 5 hereof have not been satisfied.





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 25

                 (b) Reimbursements. The Parent shall be irrevocably and unconditionally obligated to immediately reimburse the Agent for any amounts paid by the Agent or the Banks upon any demand for payment or drawing under any Letter of Credit, without presentment, demand, protest, or other formalities of any kind on the date of the corresponding payment under the Letter of Credit. Subject to the other terms and conditions of this Agreement, such reimbursement may be made by Parent requesting an Advance in accordance with Section 2.5 the proceeds of which shall be credited against the Parent's obligations under this Section 2.11. The Agent will pay to each Bank such Bank's Pro Rata (calculated based on the applicable Letter of Credit Liabilities) share of all amounts received from the Parent for application in payment, in whole or in part, to the reimbursement obligation in respect of any Letter of Credit, but only to the extent such Bank has made payment to the Agent in respect of such Letter of Credit pursuant to clause (a) of this Section 2.11.

         Section 2.12 Letter of Credit Fee. Parent shall pay to Agent for the account of each Bank a letter of credit fee payable on the date each Letter of Credit is issued in an amount equal to the greater of (a) such Bank's Pro Rata (calculated based on the Commitments) share of Two Hundred Dollars ($200) or (b) the Eurodollar Margin (as defined in Section 2.4) in effect on the date of issuance (without giving effect to any retroactive change thereto) per annum of such Bank's Pro Rata (calculated based on the Commitments) share of the stated amount of such Letter of Credit, for the period during which such Letter of Credit will remain outstanding, based on a 360-day year and the actual number of days to elapse. After receiving any payment of any letter of credit fees under this Section 2.12, the Agent will promptly pay to each Bank the letter of credit fees then due such Bank. With respect to each Letter of Credit, the Parent will also pay to the Agent for its account only and on the date of issuance of the Letter of Credit an issuance fee per annum equal to one quarter of one percent (.25%) of the stated amount of the Letter of Credit.
The Parent will also pay to the Agent for its account only, all customary fees for amendments to and processing of the Letters of Credit.

         Section 2.13 Obligations Absolute. The obligations of Parent to reimburse Agent and the Banks for draws under any Letter of Credit shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the other Loan Documents under all circumstances whatsoever, including without limitation the following circumstances: (a) any lack of validity or enforceability of any Letter of Credit or any other Loan Document; (b) any amendment or waiver of or any consent to departure from any Loan Document; (c) the existence of any claim, set-off, counterclaim, defense or other rights which any Obligated Party or any other Person may have at any time against any beneficiary of any Letter of Credit, Agent, any Bank, or any other Person, whether in connection with this Agreement or any other Loan Document or any unrelated transaction; (d) any statement, draft, or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (e) payment by Agent under any Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit; or (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 26

         Section 2.14 Limitation of Liability. Parent and EmCare assume all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to its use of such Letter of Credit. Neither Agent, any Bank nor any of their respective officers or directors shall have any responsibility or liability to any Obligated Party or any other Person for: (a) the failure of any draft to bear any reference or adequate reference to any Letter of Credit, or the failure of any documents to accompany any draft at negotiation, or the failure of any Person to surrender or to take up any Letter of Credit or to send documents apart from drafts as required by the terms of any Letter of Credit, or the failure of any Person to note the amount of any instrument on any Letter of Credit, each of which requirements, if contained in any Letter of Credit itself, it is agreed may be waived by Agent, (b) errors, omissions, interruptions, or delays in transmission or delivery of any messages, (c) the validity, sufficiency, or genuineness of any draft or other document, or any endorsement(s) thereon, even if any such draft, document or endorsement should in fact prove to be in any and all respects invalid, insufficient, fraudulent, or forged or any statement therein is untrue or inaccurate in any respect, (d) the payment by the Agent to the beneficiary of any Letter of Credit against presentation of any draft or other document that does not comply with the terms of the Letter of Credit, or (e) any other circumstance whatsoever in making or failing to make any payment under a Letter of Credit. The applicable Obligated Party shall have a claim against Agent, and Agent shall be liable to the applicable Obligated Party, to the extent of any direct, but not consequential, damages suffered by the applicable Obligated Party which were caused by (i) Agent's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit complied with the terms thereof or (ii) Agent's willful failure to pay under any Letter of Credit after presentation to it of documents strictly complying with the terms and conditions of such Letter of Credit. Agent may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                                   ARTICLE 3

                                    Payments

         Section 3.1 Method of Payment. All payments of principal, interest, and other amounts to be made by any Obligated Party under this Agreement, the Note, and the other Loan Documents shall be made to Agent at its Principal Office for the account of the Banks' Applicable Lending Offices in Dollars and in immediately available funds, without setoff, deduction, or counterclaim, not later than 11:00 A.M. Houston, Texas time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
Day). Each Obligated Party shall, at the time of making each such payment, specify to Agent the Advances or other sums payable under this Agreement, the Note, or other Loan Document to which such payment is to be applied (and in the event that the Obligated Party fails to so specify, or if an Event of Default has occurred and is continuing, Agent may apply such payment to the Obligations in such order and manner as it may elect in its sole discretion, subject to
Section 3.3). Whenever any payment under this Agreement, the Note, or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and fee, as the case may be. Agent agrees to pay to the Banks their respective shares of





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 27 all payments received under the Loan Documents to which the Banks are entitled. Any such payment by the Agent to a Bank shall be made on or before 3:00 P.M., Houston, Texas time on the Business Day on which Agent is deemed to receive the corresponding payment under the Loan Documents. If the Agent fails to send a Bank its share of a payment received under the Loan Documents on such Business Day and by such time, the Agent shall pay to such Bank interest on its share of such payment for the period commencing on the date such payment was required to be made to the Bank until the Bank receives such payment at a rate per annum equal to the Federal Funds Rate for such period.

         Section 3.2 Optional Payment. Parent may, at any time in the case of Base Rate Advances and with at least three (3) Business Days prior notice to Agent in the case of Eurodollar Advances prepay or repay, as applicable, the outstanding Advances in whole at any time or from time to time in part without premium or penalty, provided that (i) Eurodollar Advances may be prepaid or repaid only on the last day of the Interest Period for such Advances unless Parent pays the amounts owing in connection with Section 4.5,
(ii) each partial prepayment or repayment shall be in the principal amount of Five Hundred Thousand Dollars ($500,000) or an integral multiple thereof, and
(iii) each prepayment or repayment shall be accompanied with unpaid interest accrued on the principal amount paid.

         Section 3.3 Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Advance shall be by the Banks under Section 2.1 and 2.11, each payment of fees under Sections 2.8 and 2.12 shall be made for the account of the Banks, and each termination or reduction of the Commitments under Section 2.8 shall be applied to the Commitments of the Banks, Pro Rata (calculated based on the Commitments); (ii) each Conversion of Advances of a particular Type (other than Conversions provided for by Section 4.4), shall be made Pro Rata among the Banks holding Advances of such Type according to the respective principal amounts of such Advances held by such Banks; (iii) each payment and prepayment of principal of or interest on Advances by Parent of a particular Type shall be made to the Agent for the account of the Banks holding Advances of such Type Pro Rata in accordance with the respective unpaid principal amounts of such Advances held by such Banks; and (iv) Interest Periods for Advances of a particular Type shall be allocated among the Banks holding Advances of such Type Pro Rata according to the respective principal amounts held by such Banks.

         Section 3.4 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or Parent (the "Payor") prior to the date on which such Bank is to make payment to the Agent of the proceeds of an Advance to be made by it hereunder or Parent is to make a payment to the Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period.





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 28

         Section 3.5 Withholding Taxes and Other Costs. All payments by Parent of principal of and interest on the Notes and of all fees and other amounts payable under any Loan Document are payable without deduction for or on account of any present or future taxes, duties or other charges levied or imposed by the United States of America or by the government of any jurisdiction outside the United States of America or by any political subdivision or taxing authority of or in any of the foregoing through withholding or deduction with respect to any such payments, excluding taxes, duties or other charges on, or measured by, overall net income (including franchise taxes) of Agent or any Bank. If any such taxes, duties or other charges are so levied or imposed, Parent will pay additional interest or will make additional payments in such amounts so that every net payment of principal of and interest on the Notes and of all other amounts payable by it under any Loan Document, after withholding or deduction for or on account of any such present or future taxes, duties or other charges, will not be less than the amount provided for herein or therein, provided that Parent, shall have no obligation to pay such additional amounts to any Bank to the extent that such taxes, duties, or other charges are levied or imposed by reason of the failure of such Bank to comply with the provisions of Section 3.6. Parent shall furnish promptly to the Agent for distribution to each affected Bank, as the case may be, official receipts evidencing any such withholding or reduction. Agent and each Bank agrees that it will take all reasonable actions (including, without limitation, changing the jurisdiction of its lending office) to avoid or to minimize amounts payable by Parent pursuant to this Section 3.5.

         Section 3.6 Withholding Tax Exemption. Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to Parent and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments from Parent under any Loan Document without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to Parent and the Agent two additional copies of such form (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Parent or the Agent, in each case certifying that such Bank is entitled to receive payments from Parent under any Loan Document without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises Parent and the Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.





                                   ARTICLE 4

                        Yield Protection and Illegality

         Section 4.1      Additional Costs.





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 29

                 (a) Parent shall pay directly to a Bank from time to time such amounts as such Bank may determine to be necessary to compensate it for any out-of-pocket costs incurred by such Bank which such Bank determines are attributable to its making or maintaining of any Eurodollar Advances hereunder or its obligation to make any of such Advances hereunder, or any actual reduction in any amount receivable by such Bank hereunder in respect of any such Advances or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

                      (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or the Note in respect of any of such Advances (other than taxes imposed on the overall net income of such Bank or its Applicable Lending Office for any of such Advances by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office);

                      (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio, or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank (including any of such Advances or any deposits referred to in the definition of "Eurodollar Rate" in Section 1.1 hereof); or

                    (iii) imposes any other condition affecting this Agreement or the Note or any of such extensions of credit, liabilities or commitments.

         A Bank will notify Parent (with a copy to Agent) of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this Section 4.1 (a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Advances affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, violate any law, rule, or regulation or be in any way disadvantageous to such Bank. A Bank will furnish Parent with a certificate setting forth the basis and the amount of each of its requests for compensation under this Section 4.1(a). If a Bank requests compensation from Parent under this Section 4.1(a), Parent may, by notice to such Bank (with a copy to Agent) suspend the obligation of such Bank to make additional Advances of the Type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 4.4 shall be applicable).

                 (b) Without limiting the effect of the foregoing provisions of this Section 4.1, in the event that, by reason of any Regulatory Change, a Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on Eurodollar Advances is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 30 includes Eurodollar Advances or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to Parent (with a copy to Agent) the obligation of such Bank to make additional Advances of such Type hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.4 hereof shall be applicable).

                 (c) Determinations and allocations by a Bank for purposes of this Section 4.1 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Advances or of making or maintaining Advances or on amounts receivable by it in respect of Advances, and of the additional amounts required to compensate it in respect of any Additional Costs, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

         Section 4.2 Limitation on Types of Advances. Anything herein to the contrary notwithstanding, if with respect to any Eurodollar Advances for any Interest Period therefor:

                 (a) the Agent reasonably determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.1 hereof are not being provided in the relative amounts or for the relative maturities for purposes of determining the rate of interest for such Advances as provided in this Agreement; or

                 (b) the Required Banks reasonably determine (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in Section 1.1 hereof on the basis of which the rate of interest for such Advances for such Interest Period is to be determined do not accurately reflect the cost to the Banks of making or maintaining such Advances for such Interest Period;

then Agent shall give Parent prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, the Banks shall be under no obligation to make additional Eurodollar Advances or to Convert Base Rate Advances into Eurodollar Advances and Parent shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Advances, either prepay such Advances or Convert such Advances into Base Rate Advances in accordance with the terms of this Agreement.

         Section 4.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to (a) honor its obligation to make Eurodollar Advances hereunder or (b) maintain Eurodollar Advances hereunder, then such Bank shall promptly notify the Parent thereof (with a copy to Agent) and such Bank's obligation to make or maintain Eurodollar Advances and to Convert other Types of Advances into Eurodollar Advances hereunder shall be suspended until such time as such Bank may again make and maintain Eurodollar Advances (in which case the provisions of Section 4.4 hereof shall be applicable).





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 31

         Section 4.4 Substitute Base Rate Advances. If the obligation of a Bank to make Eurodollar Advances shall be suspended pursuant to Section 4.1, 4.2, or 4.3 hereof, all Advances which would be otherwise made by such Bank as Eurodollar Advances shall be made instead as Base Rate Advances and all Advances which would otherwise be Converted into Eurodollar Advances shall be Converted instead into (or shall remain as) Base Rate Advances (and, if an event referred to in Section 4.1(b) or 4.3 hereof has occurred and such Bank so requests by notice to Parent, with a copy to Agent, all Eurodollar Advances of such Bank then outstanding shall be automatically Converted into Base Rate Advances on the date specified by such Bank in such notice) and, to the extent that Eurodollar Advances are so made as (or Converted into) Base Rate Advances, all payments and prepayments of principal which would otherwise be applied to such Bank's Eurodollar Advances shall be applied instead to its Base Rate Advances.

         Section 4.5 Compensation. Parent shall pay to a Bank, upon the request of such Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any actual loss, out-of-pocket cost, or out-of-pocket expense incurred by it as a result of:

                 (a) Any payment, prepayment or Conversion of a Eurodollar Advance for any reason (including, without limitation, the acceleration of outstanding Advances pursuant to Section 10.2) on a date other than the last day of an Interest Period for such Advance; or

                 (b) Any failure by Parent for any reason (including, without limitation, the failure of any conditions precedent specified in Article 5 to be satisfied) to borrow, Convert, or repay a Eurodollar Advance on the date for such borrowing, Conversion, or repayment, specified in the relevant notice of borrowing, repayment, or Conversion under this Agreement.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid or Converted or not borrowed for the period from the date of such payment, Conversion, or failure to borrow to the last day of the Interest Period for such Advance (or, in the case of a failure to borrow, the Interest Period for such Advance which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Advance provided for herein over (ii) the interest component of the amount such Bank would have bid in the London interbank market for Dollar deposits of leading banks and amounts comparable to such principal amount and with maturities comparable to such period.

         Section 4.6 Capital Adequacy. If after the date hereof, a Bank shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank (or its parent) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's (or its parent's) capital as a consequence of its obligations hereunder or the transactions





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 32 contemplated hereby to a level below that which such Bank (or its parent) could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount reasonably deemed by such Bank to be material, then from time to time, within ten (10) Business Days after demand by such Bank, Parent shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its parent) for such reduction. A certificate of a Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive, provided that the determination thereof is made on a reasonable basis. In determining such amount or amounts, such Bank may use any reasonable averaging and attribution methods.

                                   ARTICLE 5

                              Conditions Precedent

         Section 5.1 Initial Advance. The effectiveness of this Agreement and the obligation of each Bank to make Advances or issue Letters of Credit is subject to the condition precedent that Agent shall have received on or before the day of such Advance or issuance of such Letter of Credit, all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to Agent:

                 (a) Resolutions. Resolutions of the Board of Directors of each Obligated Party or similar evidence of authority, certified by its Secretary, an Assistant Secretary or other authorized Person which authorize the execution, delivery, and performance of the Loan Documents to which it is or is to be a party;

                 (b) Incumbency Certificate. A certificate of incumbency certified by the Secretary, an Assistant Secretary or other authorized Person of each Obligated Party certifying the names of its representatives authorized to sign each of the Loan Documents to which it is or is to be a party (including the certificates contemplated herein) together with specimen signatures of such representatives;

                 (c) Articles of Incorporation or Association. The articles of incorporation, association or organization (or similar document) of each Obligated Party certified by the Secretary of State of the state of its incorporation, association or organization and dated a current date or, a certification from an authorized representative that its articles of incorporation, association or organization (or similar document) have not been amended or otherwise modified since the last date on which such document had been provided to Texas Commerce;

                 (d) Bylaws; Operating Agreement. The bylaws or operating agreement of each Obligated Party certified by its Secretary, an Assistant Secretary or other authorized Person or a certification from an authorized representative that its bylaws or operating agreement have not been amended or otherwise modified since the last date on which such document had been provided to Texas Commerce;





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 33

                 (e) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation, association or organization of each Obligated Party as to the existence and good standing of each Obligated Party, each dated a current date;

                 (f) Note. The Notes executed by Parent, one payable to each Person that is a Bank dated the date hereof in the amount of its Commitment;

                 (g) Affiliate Guaranty. A duly executed Affiliate Guaranty for each Subsidiary and each PA that has not executed an Existing Guaranty;

                 (h) EmCare Pledge Amendment. An amendment to the EmCare Pledge Agreement covering the equity interests in each Subsidiary directly owned by EmCare and not otherwise pledged thereunder as of the Closing Date, duly executed together with the original certificates evidencing the equity interests pledged pursuant thereto and blank executed stock powers or assignments relating to such equity interests;

                 (i) Search. The results of Uniform Commercial Code, tax and judgment lien searches showing all liens on file against each Obligated Party who is granting Liens in any property or providing an Affiliate Guaranty for the first time in connection with this Agreement in each jurisdiction in which it conducts business, such searches to be as of a current date;

                 (j) Opinion of Counsel. A favorable opinion of legal counsel to the Obligated Parties, as to such matters as the Agent may reasonably request;

                 (k) Attorneys' Fees and Expenses. Evidence that the costs and expenses (including attorneys' fees) referred to in Section 12.1, to the extent incurred, shall have been paid in full by Parent;

                 (l) Fees. Evidence that the fees described in that certain fee letter from Texas Commerce and Chase Securities, Inc. to Parent dated January 23, 1997 shall have been paid to Agent in full and that each Bank shall have been paid the up front and renewal fees to which it is entitled; and

                 (m) Interest and Fees Under Second Loan Agreement. Evidence that all unpaid interest and fees accrued under the Second Loan Agreement and all eurodollar breakage costs arising thereunder as a result of the refinancing of any advances made under the Second Loan Agreement shall be paid in full on the Closing Date.

         Section 5.2 All Advances and Letters of Credit. The obligation of each Bank to make any Advance (including the initial Advance under this Agreement) or issue any Letter of Credit (including the initial Letter of Credit under this Agreement) is subject to the following additional conditions precedent:

                 (a) Credit Request Form. Agent shall have received, in accordance with Section 2.5 or 2.10, as applicable, a Credit Request Form, dated the date of such Advance





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 34 or the date of the issuance of such Letter of Credit, executed by an authorized officer of Parent, all of the statements in which shall be true and correct on and as of such date whether or not such Credit Request Form is actually delivered; and

                 (b) Additional Documentation. Agent and the Banks shall have received such additional approvals or other documentation as Agent or its legal counsel, Jenkens & Gilchrist, a Professional Corporation, may request.

                                   ARTICLE 6

                         Representations and Warranties

         To induce Agent and each Bank to enter into this Agreement, EmCare and Parent each represent and warrant to Agent and each Bank that:

         Section 6.1 Existence; Place of Business; Chief Executive Office. Each of Parent and each Subsidiary (a) is a corporation, business trust or limited partnership (as specified on Schedule 6.14 or elsewhere in this Agreement) duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable;
(b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. Each PA (a) is a professional association or professional corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its association or incorporation; (b) has all requisite power and authority to own its assets and to carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. Each Obligated Party has the power and authority to execute, deliver, and perform its obligations under the Loan Documents, the Administrative Management Agreements and the ER Management Contracts to which it is a party. The principal place of business and chief executive office of each of Parent, EmCare, EMTAC, INC., the EMTAC Business Trust, EmCare Physicians Network, Inc., and Capital Emergency Associates, L.L.C. is set forth on Schedule 6.1 hereto.

         Section 6.2 Financial Statements. Parent has delivered to Agent and each Bank audited consolidated financial statements of Parent and its Subsidiaries as at and for the fiscal year ended December 31, 1995, unaudited consolidated financial statements of Parent and the Subsidiaries for the nine
(9) month period ended September 30, 1996 and unaudited financial statements of Parent and the Subsidiaries on a consolidating line of business basis for the fiscal year ended December 31, 1995. Such financial statements have been prepared in accordance with GAAP, and fairly and accurately present, on a consolidated or consolidating line of business basis (as applicable), the financial condition of the Persons the subject thereof as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither Parent, any Subsidiary nor any PA has any material contingent liabilities, liabilities for taxes, material forward or long-term commitments, or unrealized or





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 35 anticipated losses from any unfavorable commitments not reflected in such financial statements. There has been no material adverse change in the business, condition (financial or otherwise), operations, prospects, or properties of Parent, the Subsidiaries and the PAs, taken as a whole, since the effective date of the most recent financial statements referred to in this Section.

         Section 6.3 Corporate Action; No Breach. The execution, delivery, and performance by each Obligated Party of the Loan Documents, the Administrative Management Agreements and the ER Management Contracts to which each is a party have been duly authorized by all requisite action on the part of each Obligated Party and do not and will not violate or conflict with the articles of incorporation or association, bylaws, partnership agreement or trust agreement of any Obligated Party or any law, rule, or regulation or any order, writ, injunction, or decree of any court, governmental authority, or arbitrator, and do not and will not conflict with, result in a breach of, or constitute a default under, or result in the creation or imposition of any Lien (except a Lien in favor of Agent) upon any of the revenues or assets of any Obligated Party pursuant to the provisions of any indenture, mortgage, deed of trust, security agreement, franchise, permit, license, or other instrument or agreement by which any Obligated Party or any of their respective properties is bound.

         Section 6.4 Operation of Business. Each Obligated Party possesses all licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, to conduct their respective businesses substantially as now conducted, where the failure to possess such license, permit, franchise, patent, copyright, tradename, tradename, or rights would have a Material Adverse Effect and no Obligated Party is in material violation of any valid rights of others with respect to any of the forgoing.

         Section 6.5      Litigation and Judgments.  Except as disclosed on
Schedule 6.5 or pursuant to a notice given in accordance with Section 7.1(f) or 7.1(c), (a) there is no action, suit, investigation, or proceeding before or by any court, governmental authority, arbitrator or mediator pending, or to the knowledge of Parent or EmCare, threatened against or affecting any Obligated Party which, if determined adversely to such Obligated Party, could result in any liability owed by such Obligated Party in an amount in excess of One Hundred Thousand Dollars ($100,000) and (b) there are no outstanding judgments against any Obligated Party which if not discharged or stayed would create an Event of Default under Section 10.1(g). None of the matters disclosed on
Schedule 6.5 are reasonably expected to have a Material Adverse Effect.

         Section 6.6 Rights in Properties; Liens. Parent, each Subsidiary and each PA have good and indefeasible title to or valid leasehold interests in their respective properties and assets, real and personal, including the properties, assets, and leasehold interests reflected in the financial statements described in Section 6.2, and none of the properties, assets, or leasehold interests of Parent, any Subsidiary or any PA is subject to any Lien, except as permitted by Section 8.2. None of the Liens disclosed on Schedule
8.2 attached to any collateral securing the Obligations.

         Section 6.7 Enforceability. The Loan Documents, Administrative Management Agreements and ER Management Contracts to which each Obligated Party is party constitute the legal, valid, and binding obligations of such Obligated Party, enforceable against such Obligated





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 36

Party in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights.

         Section 6.8 Approvals. No authorization, approval, or consent of, and no filing or registration with, any court, governmental authority, or third party is or will be necessary for the execution, delivery, or performance by any Obligated Party of the Loan Documents, Administrative Management Agreements and ER Management Contracts to which it is a party or for the validity or enforceability thereof.

         Section 6.9 Debt. Parent, the Subsidiaries and the PAs have no Debt, except as permitted by Section 8.1.

         Section 6.10 Taxes. Each Obligated Party has filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales taxes, and have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable, and Parent knows of no pending investigation of any Obligated Party by any taxing authority or of any pending but unassessed tax liability of any Obligated Party. The federal income tax liability of each Obligated Party has never been audited by the Internal Revenue Service.

         Section 6.11 Use of Proceeds; Margin Securities. Neither Parent, any Subsidiary nor any PA is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

         Section 6.12 ERISA. Each Obligated Party is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate or appoint a trustee to administer a Plan, nor has the PBGC instituted any such proceedings. Neither any Obligated Party nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. Each Obligated Party and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans, and the present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA. Neither any Obligated Party nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

         Section 6.13 Disclosure. No statement, information, report, certification, representation, or warranty made by any Obligated Party in any Loan Document or furnished to Agent or any Bank in connection with any Loan Document or any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 37 necessary to make the statements herein or therein not misleading. There is no fact known to either Parent or EmCare which has a Material Adverse Effect, or which reasonably could be expected, in the judgment of either Parent or EmCare, to have a Material Adverse Effect in the future.

         Section 6.14     Organizational Structure and Capitalization.

                 (a) Subsidiaries. Parent has no Subsidiaries other than those listed on Schedule 6.14 hereto and those otherwise permitted to be acquired or created under the terms hereof, and Schedule 6.14 sets forth with respect to the Subsidiaries listed thereon, the jurisdiction of incorporation or organization, as applicable, of each Subsidiary, the type of each such Subsidiary, the percentage of Parent's and its Subsidiaries' ownership of the outstanding voting stock of each such corporate Subsidiary, the authorized and outstanding capital stock of each such corporate Subsidiary, and the type and percentage of Parent's and its Subsidiaries' ownership interest in each other such Subsidiary. All of the outstanding capital stock of, or other ownership interest in, each Subsidiary has been validly issued, is fully paid, is nonassessable and is not subject to any restriction on transfer except for restrictions imposed by applicable federal and state securities laws and those contained in the limited partnership agreement of EmCare OP, L.P. and the deed of trust of EMTAC Business Trust. All the issued and outstanding shares of capital stock of, or other ownership interest in, each Subsidiary are free and clear of all Liens other than those in favor of the Agent granted in accordance with the terms of the Loan Documents and such shares or other ownership interests have been issued in compliance with all applicable state and federal laws concerning the issuance of securities. There are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Subsidiary of any shares of capital stock, other securities or other ownership interests of any Subsidiary. The Obligated Parties who have executed a Pledge Agreement in accordance with the provisions hereof have the unrestricted right to pledge their respective interests in each of the Subsidiaries pursuant to and in accordance with the terms of the Loan Documents.

                 (b)      PAs.  There are no PAs other than as set forth on
         Schedule 6.14 and those otherwise permitted to be acquired or created under the terms hereof and Schedule 6.14 sets forth the jurisdiction of association or incorporation of each PA listed thereon. Leonard M. Riggs, Jr., M.D. owns the percentage of each PA reflected on Schedule
         6.14. Except as reflected on Schedule 6.14, all the issued and outstanding shares of capital stock of each PA are duly authorized and validly issued, fully paid, are non-assessable and are not subject to any restriction on transfer except for restrictions imposed by applicable federal and state securities and antitrust laws and applicable laws restricting the transfer of stock of a professional association or professional corporation to individuals duly licensed and engaged in the practice of medicine. All issued and outstanding shares of each PA are free and clear of all Liens and were issued in compliance with all applicable state and federal laws concerning the issuance of securities. Except as set forth in the Succession Agreements, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 38 understandings for the purchase or acquisition from any PA, Steven W. Cooley, M.D., or Leonard M. Riggs, Jr., M.D. of any shares of capital stock or other securities of any PA.

         Section 6.15 Agreements. No Obligated Party is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which reasonably could, in the judgment of either EmCare or Parent, have a Material Adverse Effect. No Obligated Party is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party including, without limitation or in addition, any Administrative Management Agreements or any ER Management Contracts to which it is a party.

         Section 6.16 Compliance with Laws. Neither Parent, any Subsidiary nor any PA is in violation in any material respect of any law, rule, regulation, order, or decree of any court, governmental authority, or arbitrator.

         Section 6.17 Investment Company Act. Neither Parent, any Subsidiary nor any PA is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 6.18 Public Utility Holding Company Act. Neither Parent, any Subsidiary nor any PA is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                                   ARTICLE 7

                               Positive Covenants

         Parent covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, Parent will perform and observe the following positive covenants, unless the Required Banks shall otherwise consent in writing:

         Section 7.1 Reporting Requirements. Parent will furnish to Agent and each Bank:

                 (a) Annual Financial Statements. As soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of Parent, beginning with the fiscal year ending December 31, 1996:

                      (i) a copy of the annual audit report of Parent and the Subsidiaries on a consolidated basis for such fiscal year, containing a balance sheet, statement of income, statement of stockholder's equity, and statement of cash flows as at the end of such fiscal year and for the twelve (12) month period then ended, setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by Ernst & Young, or other independent certified public accountants of recognized standing acceptable to the





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 39

                 Agent, to the effect that such reports have been prepared in accordance with GAAP; and

                      (ii) a certificate of such independent certified public accountants to Agent and the Banks (A) stating that to their knowledge no Event of Default or Potential Default has occurred and is continuing, or if in their opinion an Event of Default or Potential Default has occurred and is continuing, a statement as to the nature thereof, and (B) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith.

                 (b) Quarterly and Semi-Annual Financial Statements. As soon as available, and in any event within forty-five (45) days after:

                      (i) the end of each quarter of each fiscal year of Parent (excluding, with respect to clause (A) below only, the last quarter of each fiscal year) beginning with the quarter ending March 31, 1997:

                                  (A)      a copy of an unaudited financial
                          report of Parent and the Subsidiaries on a consolidated basis as of the end of such quarter and for the portion of the fiscal year then ended and containing a balance sheet, statement of income and statement of cash flow, all in reasonable detail certified by the chief financial officer of Parent to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of Parent and the Subsidiaries, on a consolidated basis, at the date and for the periods indicated therein; and

                                  (B)      a copy of an unaudited report of
                          Parent and the Subsidiaries on a consolidating line of business basis, as of the end of such quarter and for the portion of the fiscal year then ended, and containing balance sheets, statements of income and statements of cash flows and setting forth in comparative form the forecasted figures for the quarter and portion of the fiscal year then ended as set forth in the annual operating plan delivered in accordance with subsection 7.1(d), all in reasonable detail certified by the chief financial officer of Parent to have been prepared in accordance with GAAP and to fairly and accurately present the financial condition and results of operations of the Parent and the Subsidiaries, on a consolidating line of business basis, at the date and for the periods indicated therein; and

                      (ii) each June 30 and December 30 of each fiscal year of Parent beginning June 30, 1997, a copy of the unaudited financial reports of each PA and each other ER Management Party as of the end of such month and for the portion of the fiscal year then ended, containing on an individual basis, a balance sheet and statement of income, all in reasonable detail and certified by the chief financial officer of Parent to have been prepared in accordance with GAAP





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 40
                 and to fairly and accurately present the financial condition and results of operation of the PA and each other ER Management Party at the date and for the periods indicated therein;

                 (c) Compliance Certificate and Malpractice Liability Claim Management Report. Concurrently with the delivery of each of the financial statements referred to in subsections 7.1(a) and 7.1(b), a Compliance Certificate and a malpractice liability claims management report in form acceptable to Agent;

                 (d) Annual Operating Plan. Concurrently with the delivery of each of the financial statements delivered in accordance with subsection 7.1(a), forecasted (on a quarter by quarter basis) balance sheets, profit and loss statements and cash flow statements (together with appropriate supporting details and a statement of underlying assumptions) for the Parent and the Subsidiaries on a consolidating line of business basis for the fiscal year in which such balance sheets and statements are delivered;

                 (e) Management Letters. Promptly upon receipt thereof, a copy of any management letter or written report submitted to Parent, any Subsidiary or any PA by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or properties of Parent, any Subsidiary or any PA;

                 (f) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, arbitration or mediation panel or other instrumentality, domestic or foreign, affecting any Obligated Party which (a), if determined adversely to such Obligated Party, could result in any liability owed by such Obligated Party in an amount in excess of One Hundred Thousand Dollars ($100,000) in any single case or in excess of One Million Dollars ($1,000,000.00) in the aggregate, and (b) is not disclosed in the malpractice claims management report delivered in accordance with Section 7.1(c);

                 (g) Notice of Default. As soon as possible and in any event within five (5) days after the discovery by Parent or EmCare of each Event of Default and each Potential Default, a written notice setting forth the details of such Event of Default or Potential Default and the action which Parent or EmCare has taken and proposes to take with respect thereto;

                 (h) ERISA Reports. Promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which any Obligated Party files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within five (5) days after Parent or EmCare knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC any Obligated Party has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of the chief financial officer of Parent or EmCare setting forth the details as to such Reportable Event





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 41 or Prohibited Transaction or Plan termination and the action that the applicable Obligated Party proposes to take with respect thereto;

                 (i) Reports to Other Creditors. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement to which any Obligated Party is a party and not otherwise required to be furnished to Agent and the Banks pursuant to any other clause of this Section;

                 (j) Notice of Material Adverse Effect. As soon as possible and in any event within five (5) days after the discovery by Parent or EmCare thereof, written notice of any matter that could, in the judgment of Parent or EmCare, have a Material Adverse Effect;

                 (k) Malpractice Liability Insurance Certificates. Within the ten (10) day period prior to the expiration of any malpractice liability insurance policy covering Parent, any Subsidiary or any PA, a certificate executed by an authorized financial officer of Parent certifying to the amount and types of risks covered by the policy of malpractice liability insurance to become effective at such expiration;

                 (l) Proxy Statements, Etc. As soon as available, one copy of each financial statement, report, notice or proxy statement sent by Parent or any Subsidiary to its stockholders generally and one copy of each regular, periodic or special report, registration statement, or prospectus filed by Parent or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency; and

                 (m) General Information. Promptly, such other information concerning any Obligated Party as Agent or any Bank may from time to time reasonably request, including, without limitation, copies of any ER Management Contract that Agent or any Bank may reasonably request.

         Section 7.2      Maintenance of Existence; Conduct of Business.
Except as permitted by Section 8.3, (a) Parent will preserve and maintain, and will cause each Subsidiary and each PA to preserve and maintain, its existence;
(b) Parent will preserve and maintain, and will cause each Subsidiary and each PA to preserve and maintain all of its privileges, licenses, permits, franchises, qualifications and rights that are necessary in the ordinary conduct of its business; provided that, neither Parent, any Subsidiary nor any PA shall have any obligation to preserve and maintain a privilege, license, permit, franchise qualification or right if the failure to preserve and maintain the privilege, license, permit, franchise, qualification or right in question would not create a Material Adverse Effect; and (c) Parent will conduct, and cause each Subsidiary and each PA to conduct, its business as presently conducted in an orderly and efficient manner in accordance with good business practices.

         Section 7.3 Maintenance of Properties. Parent will maintain, keep, and preserve, and cause each Subsidiary and each PA to maintain, keep, and preserve, all of its properties (tangible and intangible) necessary in the proper conduct of its business in good working order and





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 42 condition; provided neither Parent, any Subsidiary nor any PA shall have any obligation to maintain, keep, and preserve a property if the failure to maintain, keep and preserve such property would not create a Material Adverse Effect.

         Section 7.4 Taxes and Claims. Parent will pay or discharge, and will cause each Subsidiary and each PA to pay or discharge, at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, could reasonably be expected to become a Lien upon any of its property; provided, however, that neither Parent, any Subsidiary nor any PA shall be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established.

         Section 7.5 Insurance. Parent will maintain, and will cause each Subsidiary and each PA to maintain, with financially sound and reputable insurance companies malpractice liability insurance and other insurance on its property, assets, and business at least in such amounts and against such risks as are usually insured against by Persons engaged in similar businesses.

         Section 7.6 Inspection Rights. Upon three (3) days prior notice and at any reasonable time during normal business hours, Parent will permit, and will cause each Subsidiary and each PA to permit, representatives of Agent and any Bank to examine and make copies of the books and records of, and visit and inspect the properties of Parent, any Subsidiary or any PA, and to discuss the business, operations, and financial condition of Parent and the other Obligated Parties with their respective officers and employees and with their independent certified public accountants.

         Section 7.7 Keeping Books and Records. Parent will maintain, and will cause each Subsidiary and each PA to maintain, proper books of record and account of all dealings and transactions in relation to its business and activities in conformity with GAAP.

         Section 7.8 Compliance with Laws. Parent will comply, and will cause each Subsidiary and each PA to comply, in all material respects with all applicable laws, rules, regulations, orders, and decrees of any court, governmental authority, or arbitrator.

         Section 7.9 Compliance with Agreements. Parent will comply, and will cause each Subsidiary and each PA to comply, in all material respects with all agreements, contracts, and instruments binding on it or affecting its properties or business, including, without limitation, each ER Management Contract and each Administrative Management Agreement to which it is a party.

         Section 7.10 Further Assurances; Additional Affiliate Guaranties. Parent will execute and deliver, and will cause each Subsidiary and each PA to execute and deliver, such further documentation as may be requested by Agent to carry out the provisions and purposes of this Agreement and the other Loan Documents and to preserve and perfect the Liens of Agent in the collateral provided to secure the obligations of the Obligated Parties under the Loan Documents. In furtherance of the foregoing, Parent will cause each Subsidiary and each PA created or





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 43 acquired after the date hereof to execute and deliver to Agent an Affiliate Guaranty and deliver to Agent any Administrative Management Agreement to which such Subsidiary or PA is a party, promptly after such creation or acquisition or in any event within thirty (30) days after Agent's request; provided that, if a Subsidiary is established for the purposes of obtaining a federal tax identification number, such Subsidiary has no assets other than such federal tax identification number and such Subsidiary's initial capitalization (which may not exceed One Thousand Dollars ($1,000.00) in the aggregate) and such Subsidiary does not generate any revenue, then as long as all of the foregoing conditions are satisfied, such Subsidiary shall not be required to execute and deliver an Affiliate Guaranty (if and as long as all of the foregoing conditions are satisfied with respect to a Subsidiary such Subsidiary shall be an "Insignificant Subsidiary"). If any one of the foregoing conditions become not applicable to a Subsidiary, Parent will comply with its obligations set forth in the foregoing sentence. Parent will, and will cause each Subsidiary, to promptly and in any event within thirty (30) days after Agent's request pledge to the Agent to secure the Obligations (or in the case of a Subsidiary, to secure its obligations under the Loan Documents to which it is a party), all the capital stock or other ownership interests in any Subsidiary it acquires or establishes after the date hereof other than an Insignificant Subsidiary and other than Capital Billing Services, Inc. If a Subsidiary which was an Insignificant Subsidiary is no longer an Insignificant Subsidiary or if the Agent requests with respect to Capital Billing Services Inc., Parent will, and will cause each Subsidiary that has any ownership interest in such Subsidiary, to promptly and in any event within thirty (30) days after Agent's request pledge to Agent to secure the Obligations (or in the case of a Subsidiary, to secure its obligations under the Loan Documents to which it is a party) all capital stock or other ownership interests in such Subsidiary.

         Section 7.11 ERISA. Parent will comply, and will cause each Subsidiary and each PA to comply, with all minimum funding requirements, and all other material requirements, of ERISA, if applicable, so as not to give rise to any liability thereunder.

         Section 7.12 Administration Management Agreements. Parent will, and will cause each Subsidiary and each PA to maintain in effect each Administrative Management Agreement now existing or hereafter entered into except an Administrative Management Agreement may be terminated if the assets of the PA that is a party thereto are disposed of in a transaction permitted by
Section 8.3 or Section 8.7.

                                   ARTICLE 8

                               Negative Covenants

         Parent covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, Parent will perform and observe the following negative covenants, unless the Required Banks shall otherwise consent in writing:

         Section 8.1 Debt. Parent will not incur, create, assume, or permit to exist, and will not permit any Subsidiary or any PA to incur, create, assume, or permit to exist, any Debt, except:

                 (a)      Debt to Agent and the Banks arising under the Loan
         Documents;





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 44

                 (b) Debt which is secured by a purchase money Lien, the proceeds of which is used to acquire assets which are (i) utilized in the ordinary course of business of Parent, the Subsidiaries or the PAs and (ii) not acquired in an Acquisition;

                 (c) Debt incurred in connection with the financing of medical malpractice premiums provided that at no time shall the maturity of any such Debt extend past a date which is twelve (12) months from the date such Debt is incurred;

                 (d) Debt of a Subsidiary or a PA owed to Parent or another Subsidiary; provided that any such Debt is subordinated to the obligations arising under the Loan Documents on terms acceptable to the Agent;

                 (e)      Debt of the type described in clauses (i), (ii),
         (iii), (iv) and (v) of the definition thereof incurred in order to finance an Acquisition after the Closing Date but only if such Debt is
         (i) owed to the seller who is a party to the Acquisition in question, or a party related to such seller, (ii) does not require the payment of interest, and (iii) is not secured by any Lien;

                 (f) Existing Debt described on Schedule 8.1 hereto and any extensions, renewals or refinancings of such Debt on substantially similar terms that applied to such Debt immediately prior to such extension, renewal or refinancing so long as (i) the principal amount of such Debt after such renewal, extension or refinancing shall not exceed the principal amount of such Debt which was outstanding immediately prior to such renewal, extension or refinancing, and (ii) such Debt shall not be secured by any assets other than assets securing such Debt, if any, prior to such renewal, extension or refinancing; and

                 (g) Debt, other than Debt described under subsections 8.1(a) through (f), in an amount not to exceed, in the aggregate, Five Million Dollars ($5,000,000) at any time outstanding.

         Section 8.2 Limitation on Liens. Parent will not incur, create, assume, or permit to exist, and will not permit any Subsidiary or any PA to incur, create, assume, or permit to exist, any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except the following, none of which shall encumber the collateral pledged under the Pledge Agreements except the Liens described in clause (b) below:

                 (a) Liens disclosed on Schedule 8.2 hereto and any renewal or modification of such Liens in a transaction permitted by
         Section 8.1(f);

                 (b)      Liens in favor of Agent arising under the Loan
         Documents;

                 (c) Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 45 ability of Parent, the Subsidiary or the PAs to use such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

                 (d) Liens for taxes, assessments, or other governmental charges which are not delinquent or which are being contested in good faith and for which adequate reserves have been established;

                 (e) Liens of mechanics, materialmen, warehousemen, carriers or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith and for which adequate reserves have been established;

                 (f) Liens resulting from good faith deposits to secure payments of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, or contracts (other than for payment of Debt) in the ordinary course of business;

                 (g)      Liens for purchase money obligations permitted by
         Section 8.1(b); provided that: (i) the purchase of the asset subject to any such Lien is otherwise permitted hereunder and (ii) any such Lien encumbers only the asset so acquired;

                 (h) Leases or subleases granted to others in the ordinary course of business; and

                 (i) Liens on any property existing at the time, and not created in anticipation of, an Acquisition permitted by Section 8.3; provided such Liens do not encumber any property required to be pledged to the Agent under the terms hereof.

         Section 8.3 Mergers, Acquisitions and Dissolutions. Parent will not, and will not permit any Subsidiary or any PA to, become a party to a merger or consolidation, or make any other Acquisitions, or dissolve or liquidate; provided, however, (i) any Subsidiary may merge or consolidate with another Subsidiary or with any other Person if the surviving Person assumes the obligations under any applicable Affiliate Guaranty (subject to the limitations set forth in clause (v) below) and other Loan Documents to which such Subsidiary is a party or may merge or consolidate into Parent if Parent is the surviving Person; (ii) any Subsidiary may dissolve or liquidate if its assets are transferred to Parent or a Subsidiary or otherwise disposed of in accordance with Section 8.7; (iii) any PA may merge, consolidate, dissolve or liquidate if it is no longer a party to an Administrative Management Agreement (and thus no longer a PA hereunder); (iv) any PA who continues to be a party to an Administrative Management Agreement may merge or consolidate with another professional association or professional corporation involved in the practice of medicine if the surviving Person assumes the obligations under any applicable Affiliate Guaranty and applicable Administrative Management Agreement and if the surviving Person otherwise becomes a PA after such transaction (subject to the limitations set forth in clause (v) below); and (v) Parent, any Subsidiary or any PA may make Acquisitions if the aggregate Dollar amount of the total consideration paid (whether cash, property or estimated future payments under consulting, noncompete or other agreements,





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 46 including the value of any capital stock of the Parent issued to the seller in connection therewith) by Parent, the Subsidiaries and the PAs in connection with any one such transaction does not exceed Twenty Million Dollars ($20,000,000).

         Section 8.4 Restricted Payments; Consent to Dividend. Parent will not, and will not permit any Subsidiary or any PA to, declare or pay any dividends or make any other payment or distribution (in cash, property, or obligations) on account of its capital stock or other equity interest, or redeem, purchase, retire, or otherwise acquire any of its capital stock or other equity interest, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its capital stock or other equity interest or for any redemption, purchase, retirement, or other acquisition of any of its capital stock or other equity interest, or grant or issue any capital stock or other equity interest or any warrant, right, or option pertaining to its capital stock or other equity interest, or issue any security convertible into capital stock or other equity interest, or permit any of its Subsidiaries to purchase any capital stock or other equity interest of Parent or any Subsidiary; provided, however, (a) any Subsidiary that is one hundred percent owned by any one or more Obligated Parties may declare and pay cash dividends on account of its capital stock or make distributions to its owners so long as no Potential Default or Event of Default exists or would result therefrom, (b) any Subsidiary may issue capital stock or other equity interest if such capital stock or other equity interest is issued to Parent or the Obligated Party that directly owns such Subsidiary and pledged by such Obligated Party to Agent in accordance with the applicable Pledge Agreement, and (c) Parent may issue capital stock or any warrant, right or option pertaining to its capital stock or any securities convertible into its capital stock.

         Section 8.5 Loans and Investments. Parent will not make, and will not permit any Subsidiary or any PA to make, any advance, loan, extension of credit, or capital contribution to or investment in, or purchase or own, or permit any Subsidiary or any PA to purchase or own, any stock, bonds, notes, debentures, or other securities of any Person, except:

                 (a) readily marketable direct obligations of the United States of America and mortgage participation certificates or other securities issued and guaranteed as to timely payment by any governmental agency of the United States of America, including without limitation, or in addition, the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, Student Loan Marketing Association or the Government National Mortgage Association;

                 (b) readily marketable direct obligations of any state or municipality of the United States of America if at the time of purchase such obligations are rated in one of the two highest rating categories of Standard and Poor's Corporation or Moody's Investors Service;

                 (c) fully insured certificates of deposit with maturities of one year or less from the date of acquisition of any commercial bank operating in the United States having capital and surplus in excess of $50,000,000.00;





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 47

                 (d) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest rating categories of Standard and Poor's Corporation or Moody's Investors Service;

                 (e)      Acquisitions to the extent permitted by Section 8.3;

                 (f)      loans permitted in accordance with subsection 8.1(d);

                 (g) money market or mutual funds that invest primarily in any of the investments permitted under subsections 8.5(a), (b), (c) and (d);

                 (h) loans made in connection with an Acquisition (of the type described in clauses (i) or (iii) of the definition of Acquisition and which is permitted by Section 8.3) to the seller who is a party to such Acquisition which are fully secured by accounts receivable relating to the contract or rights acquired; provided that the aggregate amount of such loans at any time outstanding shall not exceed One Million Dollars ($1,000,000); and

                 (i) capital contributions to or investments in an existing or to be created Subsidiary provided that the aggregate amount contributed to or invested in any one Subsidiary shall not exceed either (i) in the aggregate One Thousand Dollars ($1,000.00) or
         (ii) if such Subsidiary is utilized to make an Acquisition, the aggregate Dollar amount of the total cash consideration paid to the seller in such Acquisition less any amount loaned to such Subsidiary by Parent or any other Subsidiary for such purpose, provided such contribution or investment under this clause (ii) is made only in connection with the closing of the related Acquisition.

         Section 8.6 Transactions With Affiliates. Except for the transactions contemplated by the Administrative Management Agreements, Parent will not enter into, and will not permit any Subsidiary or any PA to enter into, any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of Parent, such Subsidiary or such PA, except in the ordinary course of and pursuant to the reasonable requirements of Parent's, such Subsidiary's or such PA's business and upon fair and reasonable terms no less favorable to Parent, such Subsidiary or such PA than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of Parent, such Subsidiary or such PA.

         Section 8.7 Disposition of Assets. Parent will not sell, lease, assign, transfer, or otherwise dispose of any of its assets, or permit any Subsidiary or any PA to do so with any of its assets except (a) the disposition of obsolete or worn out equipment or other assets no longer necessary in the Parent's, the Subsidiaries or the PA's business, as applicable, (b) other dispositions of assets in the ordinary course of business, and (c) other disposition of assets provided that the book value of the assets disposed of under the permissions of this clause (c) shall not exceed Two Million Dollars ($2,000,000) in the aggregate during the period from the Closing Date through the Revolving Termination Date and, as of the date of any such disposition, no Potential Default or Event of Default exists or would result therefrom.





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 48

         Section 8.8 Sale and Leaseback. Parent will not enter into, and will not permit any Subsidiary or any PA to enter into, any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person.

         Section 8.9 Nature of Business. Parent will not, and will not permit any Subsidiary or PA to, engage in any business other than the businesses in which they are engaged as of the date hereof and any business relating to physician management, staffing, recruiting, billing and/or scheduling or other management of health care services.

         Section 8.10 Accounting. Parent will not make, and will not permit any Subsidiary or any PA to make, any change in accounting treatment or reporting practices, except as required or permitted by GAAP.

                                   ARTICLE 9

                              Financial Covenants

         Parent covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, Parent will observe and perform the following financial covenants, unless the Required Banks shall otherwise consent in writing:

         Section 9.1 Combined Net Worth. Parent will at all times maintain Combined Net Worth in an amount not less than the sum of (a) Fifty-Five Million Dollars ($55,000,000); plus (b) an amount equal to seventy-five percent (75%) of Net Income for each fiscal quarter, beginning with the Net Income for the fiscal quarter ending March 31, 1997; plus (c) an amount equal to eighty percent (80%) of all contributions made to the capital of Parent after December 31, 1996. If Net Income for a fiscal quarter is negative, no adjustment to the requisite level of Combined Net Worth shall be made.

         Section 9.2 Interest Coverage Ratio. As of the last day of each fiscal quarter of Parent, Parent shall maintain a ratio of EBIT to Combined Interest Expenses of not less than 3.0 to 1.0 computed on the basis of the EBIT and Combined Interest Expenses for the four (4) fiscal quarters ending on the date of calculation.

         Section 9.3 Leverage Ratio. Parent will maintain a Leverage Ratio of not greater than 3.0 to 1.0 as of the last day of each fiscal quarter.

                                   ARTICLE 10

                                    Default

         Section 10.1 Events of Default. Each of the following shall be deemed an "Event of Default":





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 49

                 (a) Parent shall fail to pay (i) when due any principal installment due under the terms of the Loan Documents, any reimbursement obligation under Section 2.11(b) or any part of either of the foregoing; (ii) within three (3) days of the date due, any interest or commitment fee due under the terms of the Loan Documents or any part thereof; and (iii) within ten (10) days of the date due, any other Obligations or any part thereof.

                 (b) Any certification, representation or warranty made or deemed made by any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

                 (c) Any Obligated Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in Sections or subsections 7.1(a), 7.1(b), 7.1(c), 7.1(g), 7.2(a), 7.4, 7.5, 7.10,
         Article 8 or Article 9 of this Agreement, Sections 2.2, 2.3, or 2.4 of any Pledge Agreement or the subordination provisions of any Affiliate Guaranty.

                 (d) Any Obligated Party shall fail to perform, observe, or comply with any covenant, agreement or term contained in any section of this Agreement or any other Loan Document other than those covenants, agreements and terms listed in subsections 10.1(a) and 10.1(c) and such failure shall continue for a period of ten (10) days after the earlier of (A) the date the Agent notifies Parent of such failure or (B) the date Parent should have notified Agent of such failure under subsection 7.1(h).

                 (e) Parent, any Subsidiary, or any other Obligated Party shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

                 (f) An involuntary proceeding shall be commenced against Parent, any Subsidiary, or any other Obligated Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of thirty (30) days.

                 (g) Parent, any Subsidiary, or any other Obligated Party shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 50 excess of One Hundred Thousand Dollars ($100,000) against any of its assets or properties.

                 (h) A final judgment or judgments for the payment of money in excess of One Hundred Thousand Dollars ($100,000) in the aggregate shall be rendered by a court or courts against Parent, any Subsidiaries, or any other Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and Parent or the relevant Subsidiary or other Obligated Party shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

                 (i) Parent, any Subsidiary, or any other Obligated Party shall fail to pay when due any principal of or interest on any Debt (other than the Obligations) in an aggregate amount equal to or in excess of One Hundred Thousand Dollars ($100,000), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

                 (j) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Parent, any Subsidiary, any other Obligated Party or any of their respective owners, or Parent or any other Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents.

                 (k) Any of the following events shall occur or exist with respect to any Obligated Party or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that could reasonably be expected to constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Agent subject any Obligated Party to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed One Hundred Thousand Dollars ($100,000).

                 (l) Parent, any Subsidiaries, or any other Obligated Party, or any of their properties, revenues, or assets, shall become the subject of an order of forfeiture, seizure,





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 51 or divestiture (whether under RICO or otherwise) and the same shall not have been discharged within thirty (30) days from the date of entry thereof.

                 (m) Agent shall fail to have, for any reason except its own negligence, a valid perfected and first priority security interest in any of the collateral securing the Obligations.

                 (n) A majority of the outstanding capital stock of any PA with the power to elect a majority of the board of directors of such PA shall fail to be owned by Leonard M. Riggs, Jr., M.D., any other physician who is an officer, director, employee or medical director of Parent or a Subsidiary and has a financial interest in Parent and/or any other physician who acquires ownership in a PA under the terms of the Succession Agreements (any of the foregoing herein a "Permitted Physician"); provided that, (i) if in creating or acquiring a PA, Permitted Physicians do not own such majority because no Permitted Physician is licensed to practice in the jurisdiction in which such PA is established, no Event of Default shall occur as long as the PA has executed and delivered an Affiliate Guaranty and one or more Permitted Physicians are diligently pursuing a license to practice in such jurisdiction and have the right to acquire such majority interest, and after obtaining such license Permitted Physicians acquire such majority interest, and (ii) this clause (n) shall not apply to any professional association or corporation which is no longer a party to an Administrative Management Agreement.

                 (o) Leonard M. Riggs, Jr., M.D. shall fail to own and control directly the shares of each PA which are owned by him on the Closing Date except for (i) transfers contemplated by the Succession Agreement to which he is a party, (ii) any PA which is no longer in existence as a result of a transaction permitted by Section 8.3 and
         (iii) any professional association or corporation no longer a party to an Administrative Management Agreement.

         Section 10.2 Remedies Upon Default. If any Event of Default shall occur, Agent may (and if directed by the Required Banks, shall) do any one or more of the following:

                 (a) Acceleration. By written notice to Parent, declare all Obligations immediately due and payable, and the same shall thereupon become immediately due and payable, without any other notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by Parent and EmCare.

                 (b) Termination of Commitments. By written notice to Parent, terminate the Commitments.

                 (c)      Judgment.  Reduce any claim to judgment.

                 (d) Foreclosure. Foreclose or otherwise enforce any Lien granted to the Agent for the benefit of the Banks to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents.





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 52

                 (e) Cash Collateral. By written notice to Parent, require Parent to immediately deposit with and pledge to Agent for the benefit of the Banks, cash or cash equivalent investments in an amount equal to the outstanding Letter of Credit Liabilities as security for the Obligations.

                 (f) Rights. Exercise any and all rights and remedies afforded by the law of the State of Texas or any other jurisdiction, by any of the Loan Documents, by equity, or otherwise.

Provided, however, that upon the occurrence of an Event of Default under
Section 10.1(e) or 10.1(f), the Commitments of all of the Banks shall automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Notes and all other obligations of Parent under the Loan Documents shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by Parent.

         Section 10.3 Setoff. If any Event of Default shall occur, Agent and each Bank shall also have the right to setoff and apply against the Obligations, at any time and without notice to Parent, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Agent or any such Bank to Parent whether or not the Obligations are then due. As further security for the Obligations, Parent hereby grants to Agent and each Bank a security interest in all money, instruments, and other property of Parent now or hereafter held by Agent or any such Bank, including, without limitation, property held in safekeeping (all such property herein the "Parent Property"). In addition to the Agent's right of setoff and as further security for the Obligations, Parent hereby grants to Agent and each Bank a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of Parent now or hereafter on deposit with or held by Agent or any such Bank and all other sums at any time credited by or owing from Agent or any such Bank to Parent (all such deposits and sums herein the "Bank Accounts"). Prior to the occurrence of any Event of Default, Parent may have access to and use in the ordinary course of business all of the Parent Property and all of the Bank Accounts but after the occurrence and during the continuance of an Event of Default, (i) Parent shall not, without the written consent of Agent, withdraw or otherwise use any of the Parent Property or any of the funds in the Bank Accounts and (ii) Agent and each Bank shall be entitled to exercise all rights and remedies of a secured party under the Uniform Commercial Code as adopted by the State of Texas in respect of such Parent Property and Bank Accounts and the Agent's and Banks' security interest therein.

         Section 10.4 Performance by Agent. If any Obligated Party shall fail to perform any covenant, duty, or agreement contained in any of the Loan Documents, Agent may provide Parent written notice of such failure and if the applicable Obligated Party shall not have remedied such failure (or shall otherwise not have taken action satisfactory to Agent to remedy such failure) within five (5) days of receipt by Parent of such notice, then Agent may perform or attempt to perform such covenant, duty, or agreement on behalf of the applicable Obligated Party. In such event, Parent shall, at the request of Agent, promptly pay any amount expended by Agent in such performance or attempted performance to Agent, together with interest thereon





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 53 at the Default Rate from the date of such expenditure until paid.
Notwithstanding the foregoing, it is expressly agreed that neither Agent nor any Bank shall have any liability or responsibility for the performance of any obligation of any Obligated Party under any Loan Document.

         Section 10.5 Continuance of Event of Default. For purposes of all Loan Documents, an Event of Default shall be deemed to have continued until the Agent shall have actually received evidence satisfactory to Agent that such Event of Default has been remedied.

                                   ARTICLE 11

                                   The Agent

         Section 11.1 Appointment, Powers and Immunities. In order to expedite the various transactions contemplated by this Agreement, the Banks hereby irrevocably appoint and authorize Texas Commerce to act as their Agent hereunder and under each of the other Loan Documents and confirm and continue the appointment of Texas Commerce as Agent pursuant to the Second Loan Agreement on the terms herein set forth. Texas Commerce consents to such appointment and agrees to perform the duties of the Agent as specified herein. The Banks authorize and direct the Agent to take such action in their name and on their behalf under the terms and provisions of the Loan Documents and to exercise such rights and powers thereunder as are specifically delegated to or required of the Agent for the Banks, together with such rights and powers as are reasonably incidental thereto. The Agent is hereby expressly authorized to act as the Agent on behalf of itself and the other Banks:

                 (a) To receive on behalf of each of the Banks any payment of principal, interest, fees or other amounts paid pursuant to this Agreement and the Notes and to distribute to each Bank its share of all payments so received as provided in this Agreement;

                 (b) To receive all documents and items to be furnished under the Loan Documents to the extent provided herein;

                 (c) To act as nominee for and on behalf of the Banks in and under the Loan Documents;

                 (d) To arrange for the means whereby the funds of the Banks are to be made available to Parent;

                 (e) To distribute to the Banks information, requests, notices, payments, prepayments, documents and other items received from any Obligated Party;

                 (f) To execute and deliver to the Obligated Parties, and other Persons, all requests, demands, approvals, notices, and consents received from the Banks;

                 (g) To the extent permitted by the Loan Documents, to exercise on behalf of each Bank all rights and remedies of Banks upon the occurrence of any Event of Default;





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 54

                 (h) To be the secured party on behalf of the Banks under any document securing payment of the Obligations, including without limitation, the Existing Collateral Documents and to accept, execute, and deliver such documents as the secured party; and

                 (i) To take such other actions as may be requested by Required Banks.

         Neither the Agent nor any of its Affiliates, officers, directors, employees, attorneys, or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with this Agreement or any of the other Loan Documents except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, the Agent (i) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (ii) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Bank;
(iii) shall not be required to initiate any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by Required Banks; (iv) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, enforceability, or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Person to perform any of its obligations hereunder or thereunder; (v) may consult with legal counsel (including counsel for the Parent), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Required Banks, and such instructions of Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to any Loan Document or applicable law.

         Section 11.2 Rights of Agent as a Bank. With respect to its Commitment, the Advances made by it and the Note issued to it, Texas Commerce in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, act as trustee under indentures of, provide merchant banking services to, and generally engage in any kind of business with any Obligated Party, and any other Person who may do business with or own securities of any Obligated Party, all as if it were not acting as the Agent and without any duty to account therefor to the Banks.





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 55

         Section 11.3 Sharing of Payments, Etc. If any Bank shall obtain any payment of any principal of or interest on any Advance made by it under this Agreement or payment of any other obligation under the Loan Documents then owed by any Obligated Party to such Bank, whether voluntary, involuntary, through the exercise of any right of setoff, banker's lien, counterclaim or similar right, or otherwise, in excess of its Pro Rata (calculated based on the outstanding Advances and Letter of Credit Liabilities) share such Bank shall promptly purchase from the other Banks participation in the Advances held by them hereunder in such amounts, and make such other adjustments from time to time as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of the other Banks in accordance with its Pro Rata (calculated based on the outstanding Advances and Letter of Credit Liabilities) portion thereof. To such end, all of the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. Parent agrees, to the fullest extent it may effectively do so under applicable law, that any Bank so purchasing a participation in the Advances made by the other Banks may exercise all rights of setoff, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Bank were a direct holder of Advances to the Parent in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligated Party; provided, however, if a Bank exercises the right of set-off against any property of an Obligated Party, it shall exercise such rights first with respect to the Obligations until the Obligations are satisfied in full before exercising such right with respect to any other indebtedness or obligation of such Obligated Party.

         Section 11.4 INDEMNIFICATION. THE BANKS HEREBY AGREE TO INDEMNIFY THE AGENT FROM AND HOLD THE AGENT HARMLESS AGAINST (TO THE EXTENT NOT REIMBURSED UNDER SECTIONS 12.1 AND 12.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF PARENT UNDER SECTIONS 12.1 AND 12.2), PRO RATA IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENTS, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES), AND DISBURSEMENTS OF KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY THE AGENT UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS; PROVIDED, FURTHER, THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY THE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE EXPRESS INTENTION OF THE BANKS THAT THE AGENT SHALL BE INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE AGENT. Without limiting any





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 56 other provision of this Section, each Bank agrees to reimburse the Agent promptly upon demand for its Pro Rata (calculated on the basis of the Commitments) share of any and all out-of-pocket expenses (including attorneys'
fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, the Loan Documents, to the extent that the Agent is not reimbursed for such expenses by Parent.

         Section 11.5 Independent Credit Decisions. Each Bank agrees that it has independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Obligated Parties and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Documents. The Agent shall not be required to keep itself informed as to the performance or observance by any Obligated Party of this Agreement or any other Loan Document or to inspect the properties or books of any Obligated Party. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other financial information concerning the affairs, financial condition or business of any Obligated Party (or any of their Affiliates) which may come into the possession of the Agent or any of its Affiliates.

         Section 11.6 Several Commitments. The Commitments and other obligations of the Banks under this Agreement are several. The default by any Bank in making an Advance in accordance with its Commitment shall not relieve the other Banks of their obligations under this Agreement. In the event of any default by any Bank in making any Advance, each nondefaulting Bank shall be obligated to make its Advance but shall not be obligated to advance the amount which the defaulting Bank was required to advance hereunder. In no event shall any Bank be required to advance an amount or amounts which shall in the aggregate exceed such Bank's Commitment. No Bank shall be responsible for any act or omission of any other Bank.

         Section 11.7 Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and Parent and the Agent may be removed by the Required Banks, at any time if it has materially failed to fulfill any obligation as Agent hereunder. Upon any such resignation or removal, Required Banks, subject to Parent's approval, will have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by Required Banks and shall have accepted such appointment within thirty (30) days after the Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or any State thereof and having combined capital and surplus of at least One Hundred Million Dollars ($100,000,000.00). Upon the acceptance of its appointment as successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities, and duties of the resigning or removed





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 57

Agent, and the resigning or removed Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Agent's resignation or removal as Agent, the provisions of this Article 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was the Agent.

         Section 11.8 Administration Fee. On each anniversary of the Closing Date, Parent agrees to pay to Agent the annual administration fee described in that certain fee letter from Chase Securities, Inc. and Texas Commerce to Parent dated January 23, 1997.

                                   ARTICLE 12

                                 Miscellaneous

         Section 12.1     Expenses.  Parent hereby agrees to pay on demand:
(i) all reasonable out- of-pocket costs and expenses incurred by the Agent in connection with the preparation, negotiation, and execution of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the reasonable out-of-pocket fees and expenses of Agent's legal counsel, (ii) all reasonable out-of-pocket costs and expenses incurred by the Agent and the Banks in connection with the enforcement of this Agreement or any other Loan Document, including, without limitation, the reasonable out-of-pocket fees and expenses of legal counsel for the Agent and the Banks, and (iii) all other reasonable out-of-pocket costs and expenses incurred by the Agent in connection with this Agreement or any other Loan Document, including, without limitation, all out-of-pocket costs and expenses and all taxes (other than income taxes), assessments, filing fees, and other charges levied by a governmental authority or otherwise payable in respect of this Agreement (whether or not reasonable) or any other Loan Document or in obtaining any appraisal in respect of the collateral securing the obligations of any Obligated Party under the Loan Documents.

         SECTION 12.2 INDEMNIFICATION. PARENT HEREBY INDEMNIFIES THE AGENT AND EACH BANK AND EACH AFFILIATE THEREOF (INCLUDING WITHOUT LIMITATION, CHASE SECURITIES, INC.) AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLDS EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (I) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS OR THE ORIGINAL LOAN AGREEMENT, (II) ANY BREACH BY ANY OBLIGATED PARTY OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, OR (III) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING ARISING OUT OF THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING EXCEPT TO THE EXTENT ANY LOSS, LIABILITY, CLAIM, DAMAGE, PENALTY, JUDGMENT, COST OR





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 58

EXPENSE IS FOUND TO HAVE RESULTED FROM SUCH INDEMNIFIED PERSON'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE PERSON TO BE INDEMNIFIED.

         Section 12.3 Limitation of Liability. Neither Agent, any Bank nor any Affiliate, officer, director, employee, attorney, or agent of Agent or any Bank shall have any liability with respect to, and Parent and EmCare (and, by its execution of the Loan Documents to which it is a Party, each other Obligated Party) hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by any Obligated Party in connection with, arising out of, or in any way related to, the Original Loan Agreement, the Second Loan Agreement or any of the Loan Documents, or any of the transactions contemplated by the Original Loan Agreement, the Second Loan Agreement or any of the Loan Documents, unless such special, indirect, incidental or consequential damages arose as a result of acts or omissions on the part of the applicable party which constitute gross negligence or willful misconduct. Parent and EmCare (and by its execution of the Loan Documents to which it is a party, each other Obligated Party) hereby waives, releases, and agrees not to sue Agent, any Bank or any Affiliate, officer, director, employee, attorney, or agent for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, the Original Loan Agreement, the Second Loan Agreement or any of the other Loan Documents, or any of the transactions contemplated by the Original Loan Agreement, the Second Loan Agreement or any of the other Loan Documents, unless such claim arose as a result of acts or omissions on the part of the applicable party which constitute gross negligence or willful misconduct.

         Section 12.4 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Agent or any Bank shall have the right to act exclusively in the interest of the Agent or the applicable Bank and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any Obligated Party or any other Person.

         Section 12.5 Agent and Banks Not Fiduciary. The relationship between the Obligated Parties, on the one hand and the Agent and the Banks, on the other hand, is solely that of debtor and creditor, and neither Agent nor any Bank has any fiduciary or other special relationship with any Obligated Party, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Obligated Parties, on the one hand and the Agent and the Banks, on the other hand, to be other than that of debtor and creditor.

         Section 12.6 Equitable Relief. Parent and EmCare recognize that in the event any Obligated Party fails to pay, perform, observe, or discharge any or all of the obligations, any remedy at law may prove to be inadequate relief to the Agent and the Banks. Parent and EmCare





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 59

(and by its execution of the Loan Documents to which it is a party, each other Obligated Party) therefore agree that Agent or any Bank, if they so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         Section 12.7 No Waiver; Cumulative Remedies. No failure on the part of Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in the Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

         Section 12.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither Parent nor EmCare may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent and all of the Banks.

                 (a) Participations. Any Bank may sell participations to one or more banks or other institutions in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Advances owing to it); provided, however, that (i) such Bank's obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment) shall remain unchanged, (ii) such Bank shall remain solely responsible to Parent for the performance of such obligations, (iii) such Bank shall remain the holder of its Note for all purposes of this Agreement, (iv) Parent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents, and (v) such Bank shall not sell a participation that conveys to the participant the right to vote or give or withhold consents under this Agreement or any other Loan Document, other than the right to vote upon or consent to (1) any increase of such Bank's Commitment, (2) any reduction of the principal amount of, or interest to be paid on, the Advances or the Note of such Bank,
(3) any reduction of any commitment fee or other amount payable to such Bank under any Loan Document, or (4) any postponement of any date for the payment of any amount payable in respect of the Advances or Note of such Bank.

                 (b) Assignments. Parent, EmCare and each of the Banks agree that any Bank (the "Assigning Bank") may at any time assign to one or more banks or other institutions all, or a proportionate part of all, of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment and Advances) (each an "Assignee"); provided that the Assigning Bank obtains the prior written consent of Agent and if the assignment is made prior to the occurrence of an Event of Default or to a Person who is not an Affiliate of the Assigning Bank, the prior written consent of Parent which shall not be unreasonably withheld. In connection with any such assignment, the Assignor and Assignee shall execute and deliver to the Parent and Agent, for their acceptance (when required) and the Agent's recording, an Assignment and Acceptance, together with the Note subject to such assignment. Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in the Assignment and Acceptance, the Assignee's rights and obligations





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 60 under this Agreement and the other Loan Documents shall be established or increased, as the case may be, to the extent set forth in the Assignment and Acceptance and the Assigning Bank's rights and obligations under this Agreement and the other Loan Documents shall be released and reduced by a corresponding amount. Upon its receipt of an Assignment and Acceptance executed by an Assigning Bank and Assignee, together with the Note subject to such assignment, the Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register (hereafter defined), and (iii) give prompt written notice thereof to Parent. Within five (5) Business Days after its receipt of such notice, Parent shall at its own expense (i) execute and deliver to the Agent a Note payable to the order of the Assignee in an amount equal to such Assignee's new or increased Commitment and (ii) execute and deliver to the Agent a new Note payable to the order of the Assigning Bank in an amount equal to the Commitment retained by the Assigning Bank hereunder. After its receipt of such new Notes and the effective date of the Assignment and Acceptance, the Assigning Bank shall cancel and return the old Note to Parent. In connection with any such Assignment and Acceptance, the Assigning Bank shall pay to the Agent an administration fee for processing such assignment in the amount of Three Thousand Dollars ($3,000.00); provided that such administration fee shall not be payable to Agent if the Assigning Bank is making an assignment to one of its Affiliates. Upon compliance with the procedures and limitations set forth in this Section 12.8, each Assignee shall become a "Bank" for purposes of this Agreement from and after the effective date of the Assignment and Acceptance. Each Assigning Bank shall give the Agent and Parent at least ten (10) Business Days prior written notice of each proposed assignment. Each assignment shall be in the minimum principal amount of Five Million Dollars ($5,000,000). The Agent shall maintain at its address referred to on the signature pages hereto a copy of each Assignment and Acceptance delivered to and accepted by it in a register for the recordation of the names and addresses of the Assignees under this Section 12.8 and the Commitments of, and the principal amount of the Advances owing to, each such Assignee from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Parent, the Banks, and the Assignees may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by Parent, any Assigning Bank, or any Assignee at any reasonable time and from time to time upon reasonable prior notice.

                 (c) Information. Any Bank may furnish any information concerning Parent or any other Obligated Party in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants).

         Section 12.9 Survival. All representations and warranties made in any Loan Document shall survive the execution and delivery of the Loan Documents, and no investigation by Agent or any Bank or any closing shall affect the representations and warranties or the right of Agent or any Bank to rely upon them. Without prejudice to the survival of any other obligation hereunder, the obligations under Article 4 and Sections 11.4, 12.1 and 12.2 shall survive repayment of the Notes and terminations of the Commitment.

         Section 12.10 ENTIRE AGREEMENT; AMENDMENT AND RESTATEMENT MODIFICATION OF LOAN DOCUMENTS. EFFECTIVE AS OF THE CLOSING DATE, THIS AGREEMENT AMENDS AND RESTATES IN IT ENTIRETY THE SECOND LOAN





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 61

AGREEMENT EXCEPT TO THE EXTENT THE SECOND LOAN AGREEMENT MODIFIED LOAN DOCUMENTS OTHER THAN THE ORIGINAL LOAN AGREEMENT. THE LOAN DOCUMENTS (OTHER THAN THE SECOND LOAN AGREEMENT) EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF (INCLUDING THE SECOND LOAN AGREEMENT) AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. EmCare, Parent, Agent and each Bank ratify and confirm each of the Loan Documents entered into prior to the Closing Date (other than the Original Loan Agreement, the Second Loan Agreement and the Parent Guaranty, as defined in the Original Loan Agreement, but including the Existing Collateral Documents and the Existing Guaranties) and agree that such Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditor's rights. Without limiting the generality of the foregoing and notwithstanding any Loan Document to the contrary, EmCare, Parent, Agent and each Bank agree and acknowledge that as of the Closing Date:

                 (a) the term "Loan Agreement" as used in each Loan Document means this Agreement;

                 (b) the term "Guarantied Indebtedness" as used in the Existing Guaranties means the Obligations as defined herein;

                 (c) the term "Obligations" or "Secured Obligations" as used in the Existing Collateral Documents means the Obligations as defined herein;

                 (d) the term "Secured Party" as used in any Existing Collateral Documents means Texas Commerce in its capacity as Agent hereunder for the benefit of itself and the other Banks; and

                 (e) the term "Lender" as used in any Existing Guaranty means Texas Commerce in its capacity as Agent hereunder for the benefit of itself and the other Banks and the Banks.

         To facilitate the foregoing, Texas Commerce confirms its assignment to the Agent for the benefit of itself and the other Banks of all of its right, title and interest in and to the Existing Collateral Documents and Existing Guaranties.

         Section 12.11 Maximum Interest Rate. No provision of any Loan Document shall require the payment or the collection of interest in excess of the maximum permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither Parent nor the





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 62 sureties, guarantors, successors, or assigns of Parent shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Bank ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the indebtedness evidenced by its Note and, if the principal of its Note has been paid in full, any remaining excess shall forthwith be paid to Parent. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Parent and each Bank shall, to the extent permitted by applicable law,
(i) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amounts of interest throughout the entire contemplated term of the indebtedness evidenced by its Note so that interest for the entire term does not exceed the Maximum Rate.

         Section 12.12 Notices. All notices and other communications provided for in any Loan Documents to which any Obligated Party is a party shall be given or made in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof and with respect to each Obligated Party, at the Parent's "Address for Notices" or, as to any party at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, notices to Agent pursuant to Article 2 shall not be effective until received by Agent.

         Section 12.13 Applicable Law; Venue; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Agreement shall be performable for all purposes in Harris County, Texas. Any action or proceeding against any Obligated Party under or in connection with any of the Loan Documents may be brought in any state or federal court in Harris County, Texas. EmCare and Parent (and by execution of the Loan Documents to which it is a party, each other Obligated Party) each hereby irrevocably (i) submits to the nonexclusive jurisdiction of such courts, and
(ii) waives any objections it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum. EmCare and Parent (and by execution of the Loan Documents to which it is a party, each other Obligated Party) each agree that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 12.12. Nothing herein or in any of the other Loan Documents shall affect the right of Agent or any Bank to serve process in any other manner permitted by law or shall limit the right of Agent or any Bank to bring any action or proceeding against any Obligated Party or with respect to any of its property in courts in other jurisdictions. Any action or proceeding by any Obligated Party against Agent or any Bank shall be brought only in a court located in Harris County, Texas.





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 63

         Section 12.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         Section 12.15 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

         Section 12.16 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 12.17 Non-Application of Chapter 15 of Texas Credit Code. The provisions of Chapter 15 of the Texas Credit Code (Vernon's Texas Civil Statutes, Article 5069-15) are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other Loan Documents or to the transaction contemplated hereby.

         Section 12.18 Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Notes, or any other Loan Document to which any Obligated Party is a party, nor any consent to any departure by Obligated Party therefrom, shall in any event be effective unless the same shall be agreed or consented to by Required Banks and the applicable Obligated Party, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver, or consent shall, unless in writing and signed by all of the Banks and Parent, do any of the following: (a) increase the Commitments of the Banks; (b) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder; (c) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder; (d) waive any of the conditions specified in Article 5; (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes or the number of Banks which shall be required for the Banks or any of them to take any action under this Agreement; (f) change any provision contained in this Section 12.18; or (g) release any collateral or any Guarantor; except that Agent may release, without the consent or agreement of any Bank, (i) any Lien in collateral which secures the Obligations if such collateral is permitted to be disposed of under this Agreement and (ii) any Obligated Party from their obligations under the Loan Documents if such Obligated Party is no longer a PA or is no longer owned by Parent or a Subsidiary as a result of a transaction permitted by this Agreement. Notwithstanding anything to the contrary contained in this Section, no amendment, waiver, or consent shall be made with respect to Article 11 hereof without the prior written consent of the Agent.

         Section 12.19 Construction. The Obligated Parties (by execution of the Loan Documents to which they are a party), Agent and each Bank acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Obligated Parties, Agent and the Banks.





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 64

         Section 12.20 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, PARENT, AGENT AND EACH BANK (AND BY EXECUTION OF THE LOAN DOCUMENTS TO WHICH IT IS A PARTY, EACH OTHER OBLIGATED PARTY), HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                             PARENT:

                             EMCARE HOLDINGS INC.
                             EMCARE, INC.


                             By: /s/  ROBERT F. ANDERSON
                                ----------------------------------------------
                                      Robert F. Anderson
                                      Senior Vice President of each company

                             Address for Notices:

                             1717 Main Street, Suite 5200
                             Dallas, Texas 75201
                             Fax No.:         (214) 712-2002
                             Telephone No.:   (214) 712-2071

                             Attention:       Chief Financial Officer





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 65

                            AGENT:

                            TEXAS COMMERCE BANK NATIONAL
                            ASSOCIATION, as Agent and individually as a Bank


                            By: /s/ MARK DENTON
                                -----------------------------------------------
                                    Mark Denton
                                    Senior Vice President

                            Address for Notices:

                            Loan Syndication Services
                            1111 Fannin, 9th Floor, MS46
                            Houston, Texas 77002
                            Attention:    Gale Manning
                            Telephone No.:   (713) 750-2784
                            Fax No.:         (713) 750-3810

                            With a copy to:

                            2200 Ross Avenue
                            Third Floor
                            Dallas, Texas 75201

                            Fax No.:         (214) 965-2044
                            Telephone No.:   (214) 965-2612

                            Attention:       Dallas Corporate Banking Group


                            Lending Office for Base Rate Advances:

                            1111 Fannin
                            Houston, Texas 77002


                            Lending Office for Eurodollar Advances:

                            1111 Fannin
                            Houston, Texas 77002





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 66

                            OTHER BANKS:

                            CORESTATES BANK, N.A.


                            By:    /s/ GEOFFREY C. SMITH
                               ------------------------------------------------
                            Name:  Geoffrey C. Smith
                                 ----------------------------------------------
                            Title: Commercial Officer
                                  ---------------------------------------------

                            Address for Notices:

                            F.C. 1-8-3-22
                            1339 Chestnut Street
                            Philadelphia, PA  19101
                            Telephone No.:   215-786-4363
                            Fax No.:         215-973-2738

                            Attention:       Geoffrey C. Smith


                            Lending Office for Base Rate Advances:

                            1339 Chestnut Street
                            Philadelphia, PA  19101


                            Lending Office for Eurodollar Advances:

                            1339 Chestnut Street
                            Philadelphia, PA  19101





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 67

                            THE FIRST NATIONAL BANK OF CHICAGO


                            By: /s/ ERIK C. BACK
                               ------------------------------------------------
                               Erik C. Back
                               Corporate Banking Officer

                            Address for Notices:

                            One First National Plaza, Suite 0091
                            Chicago, Illinois  60670
                            Telephone No.:   312-732-4406
                            Fax No.:         312-732-2016

                            Attention:       Erik C. Back


                            Lending Office for Base Rate Advances:

                            One First National Plaza, Suite 0091
                            Chicago, Illinois  60670


                            Lending Office for Eurodollar Advances:

                            One First National Plaza, Suite 0091
                            Chicago, Illinois  60670





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 68

                            WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION


                            By:     /s/ MARY JO HOCH
                              -------------------------------------------------
                            Name:       Mary Jo Hoch
                                 ----------------------------------------------
                            Title:      Vice President
                                  ---------------------------------------------

                            Address for Notices:

                            1445 Ross Avenue, 3rd Floor
                            Dallas, Texas  75202
                            Telephone No.:   214-740-1551
                            Fax No.:         214-740-1543

                            Attention:       Mary Jo Hoch


                            Lending Office for Base Rate Advances:

                            1445 Ross Avenue, 3rd Floor
                            Dallas, Texas  75202


                            Lending Office for Eurodollar Advances:

                            1445 Ross Avenue, 3rd Floor
                            Dallas, Texas  75202





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 69

                            COMERICA BANK - TEXAS


                            By: /s/ STEPHEN F. GRAHAM
                               ------------------------------------------------
                                     Name:  Stephen F. Graham
                                          -------------------------------------
                                     Title: Vice President
                                           ------------------------------------

                            Address for Notices:

                            1601 Elm Street, 2nd Floor
                            Dallas, Texas 75201
                            Telephone No.:   214-965-8982
                            Fax No.:         214-965-8980

                            Attention:       Stephen F. Graham
                                             Vice President

                            Lending Office for Base Rate Advances:

                            1601 Elm Street, 2nd Floor
                            Dallas, Texas 75201


                            Lending Office for Eurodollar Advances:

                            1601 Elm Street, 2nd Floor
                            Dallas, Texas 75201





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 70

                            HIBERNIA NATIONAL BANK


                            By: /s/ CHRISTOPHER B. PITRE
                               ------------------------------------------------
                                     Name: Christopher B. Pitre
                                          -------------------------------------
                                     Title: Assistant Vice President
                                           ------------------------------------

                            Address for Notices:

                            313 Carondelet Street
                            New Orleans, Louisiana  70130
                            Telephone No.:   504-533-2878
                            Fax No.:         504-533-5344

                            Attention:       Chris Pitre
                                             Assistant Vice President

                            Lending Office for Base Rate Advances:

                            313 Carondelet Street
                            New Orleans, Louisiana  70130


                            Lending Office for Eurodollar Advances:

                            313 Carondelet Street
                            New Orleans, Louisiana  70130





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 71

                            SUNTRUST BANK, CENTRAL FLORIDA,
                            NATIONAL ASSOCIATION


                            By: /s/ JANET P. SAMMONS
                               ------------------------------------------------
                                     Name:  Janet P. Sammons
                                          -------------------------------------
                                     Title: Vice President
                                           ------------------------------------

                            Address for Notices:

                            200 S. Orange Avenue
                            Orlando, Florida 32801
                            Telephone No.:   407-237-4541
                            Fax No.:         407-237-2991

                            Attention:       Jeffrey R. Dickson
                                             First Vice President

                            Lending Office for Base Rate Advances:

                            200 S. Orange Avenue
                            Orlando, Florida 32801


                            Lending Office for Eurodollar Advances:

                            200 S. Orange Avenue
                            Orlando, Florida 32801

STATE OF GEORGIA          Section
                          Section
COUNTY OF FULTON          Section

         On the 6th day of March 1997 personally appeared Janet P. Sammons, as the Vice President of SunTrust Bank, Central Florida, National Association, and before me executed the attached THIRD AMENDED AND RESTATED LOAN AGREEMENT dated as of March ___, 1997 between EmCare, Inc., EmCare Holdings Inc., Texas Commerce Bank National Association as Agent and the other banks names herein (including SunTrust Bank, Central Florida, National Association, as Lender).

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal, in the state and county aforesaid.

                              /s/ MARIAN C. MOLDONADO
                              --------------------------------------------
                              Signature of Notary Public, State of Georgia





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 72

                      (Print, Type or Stamp Commissioned Name of Notary Public) Personally known X ; OR Produced identification
                                       ---
                      ________

                      Type of identification
                      produced:_________________________________________

                      (Notary Seal)





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 73

                            BANQUE PARIBAS HOUSTON AGENCY


                            By:       /s/    [ILLEGIBLE]
                               ------------------------------------------------
                                     Name:   [ILLEGIBLE]
                                          -------------------------------------
                                     Title:  Vice President
                                           ------------------------------------


                            By: /s/  GLENN MEALEY
                               ------------------------------------------------
                                     Glenn Mealey
                                     Vice President

                            Address for Notices:

                            1200 Smith Street, Suite 3100
                            Houston, Texas 77002
                            Telephone No.:   713-659-4811
                            Fax No.:         713-659-5234

                            Attention:       Glenn Mealey
                                             Vice President

                            Lending Office for Base Rate Advances:

                            1200 Smith Street, Suite 3100
                            Houston, Texas 77002


                            Lending Office for Eurodollar Advances:

                            1200 Smith Street, Suite 3100
                            Houston, Texas 77002





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 74

                    Obligated Party Consent and Contribution


         Each undersigned Obligated Party hereby consents and agrees to this Agreement (including, without limitation, Section 12.10 hereof) and the Loan Documents executed pursuant hereto and the transactions contemplated hereby and agrees that the Loan Documents to which it is a party (including, without limitation, the Existing Guaranties and the Existing Collateral Documents) shall remain in full force and effect and shall continue to be legal, valid and binding obligations, enforceable against it in accordance with their respective terms except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditor's rights. Without limiting the generality of the foregoing and notwithstanding any Loan Document to the contrary, each undersigned Obligated Party, Agent and each Bank agree and acknowledge that as of the Closing Date:

                 (a) the term "Loan Agreement" as used in each Loan Document means this Agreement;

                 (b) the term "Guarantied Indebtedness" as used in the Existing Guaranties means the Obligations as defined herein;

                 (c) the term "Obligations" or "Secured Obligations" as used in the Existing Collateral Documents means the Obligations as defined herein;

                 (d) the term "Secured Party" as used in any Existing Collateral Documents means Texas Commerce in its capacity as Agent hereunder for the benefit of itself and the other Banks; and

                 (e) the term "Lender" as used in any Existing Guaranty means Texas Commerce in its capacity as Agent hereunder for the benefit of itself and the other Banks and the Banks.

         In order to effect an equitable sharing of the risks in borrowing the Advances as contemplated hereunder but without impairing any right or remedy of the Agent or the Banks under the Loan Documents, each of the undersigned Obligated Parties (and by execution of the Loan Documents to which it is or may be a party, each other Obligated Party) hereby agrees that if an Obligated Party makes a payment under the Loan Documents to which it is a party in excess of the reasonable equivalent value actually received by it under the terms or as a result of the other Loan Documents (the "Value Received"), it shall be subrogated to the rights of the Agent and the Banks against the other Obligated Parties with respect to such payment and shall have the right of contribution set forth below against the other Obligated Parties; provided that such Obligated Party shall not enforce its rights to any payment by way of subrogation or by exercising its rights of contribution until all the Obligations shall have been paid in full.

         If any Obligated Party makes a payment under the Loan Documents that is more than an amount equal to the Value Received by such Obligated Party, each other Obligated Party that





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 75 has not made payments equal to its Value Received shall, when permitted by the foregoing sentence, pay to each Obligated Party that paid more than its Value Received an amount such that the net payments made by the Obligated Parties under the Loan Documents shall be shared among the Obligated Parties pro rata in proportion to their Value Received. If any Obligated Party receives any payment by way of subrogation that is in excess of the amount of its Value Received, the Obligated Party receiving such excess payments shall, when permitted by this consent and contribution provision, pay to the other Obligated Parties an amount such that the subrogation payments received by the Obligated Parties shall be shared among the Obligated Parties in proportion to their respective amounts of the Value Received.


                          EMTAC, INC.
                          EMTAC BUSINESS TRUST

                          MEDICAL EMERGENCY SERVICES
                            ASSOCIATES (MESA), INC.

                          AEP-EMCARE MEDICAL GROUP, INC.


                                By: /s/ WILLIAM F. MILLER, III
                                   --------------------------------------------
                                    William F. Miller, III
                                    Authorized officer of all the foregoing
                                    companies


                                EMCARE OP, L.P.

                                By: EmCare, Inc., its general partner


                                    By: /s/ ROBERT F. ANDERSEN
                                       ----------------------------------------
                                    Robert F. Andersen
                                    Senior Vice President

                          EMERGENCY HEALTH SERVICES ASSOCIATES
                          EMCARE MEDICAL SERVICES OF NEW YORK, P.C.
                          NATIONAL PRIMARY CARE NETWORK, P.A.
                          EMERGENCY HEALTH SERVICES ASSOCIATES
                            OF NEW MEXICO, P.C.
                          EMCARE MEDICAL SERVICES OF
                            PENNSYLVANIA, P.C.
                          CAPITAL EMCARE, P.A.
                          NETWORK FAMILY PHYSICIANS, P.A.





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 76

                          CAPITAL BILLING SERVICES, INC.
                          EMCARE RECEIVABLES CORPORATION
                          REIMBURSEMENT TECHNOLOGIES, INC.
                          EMCARE PHYSICIANS NETWORK, INC.
                          CAPITAL EMERGENCY ASSOCIATES, L.L.C.
                          SEMS, INC.
                          AEP MANAGEMENT SERVICES, INC.
                          DOCTORS BILLING SERVICE, INC.
                          COPENHAVER, BELL & ASSOCIATES, M.D.'S, INC.
                          THE GOULD GROUP, INC.
                          EMERGENCY SPECIALISTS OF ARKANSAS, INC. II
                          JASPER EMERGENCY PHYSICIANS, INC.
                          HOUSTON EMERGENCY PHYSICIANS, INC.
                          GOULD PHYSICIANS, PA
                          ADAMS EMERGENCY PHYSICIANS, P.A.
                          JONES EMERGENCY PHYSICIANS, P.A.


                          By: /s/ LEONARD M. RIGGS, JR., M.D.
                             --------------------------------------------------
                          Leonard M. Riggs, Jr., M.D.
                          authorized officer for all companies


                          MESA EMCARE, S.C.


                          By: /s/ STEVEN W. COOLEY, M.D.
                             --------------------------------------------------
                          Steven W. Cooley, M.D.
                          Vice President





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 77

                               INDEX TO EXHIBITS


         Exhibit                  Description of Exhibit

           "A"                    Note
           "B"                    Credit Request Form
           "C"                    Compliance Certificate
           "D"                    Assignment and Acceptance
           "E"                    Subsidiary Pledge Agreement
           "F"                    Affiliate Guaranty



                               INDEX TO SCHEDULES


         Schedule                 Description of Schedule

         1.1(A)                   Commitments
         1.1(B)                   Existing Guaranties
         6.1                      Principal Place of Business;
                                    Chief Executive Office
         6.5                      Existing Litigation
         6.14                     List of Subsidiaries and PAs
         8.1                      Existing Debt
         8.2                      Existing Liens





THIRD AMENDED AND RESTATED LOAN AGREEMENT, Page 78

                                EXHIBITS OMITTED

                                SCHEDULE 1.1(A)
                                       TO
                                     EMCARE
                           THIRD AMENDED AND RESTATED
                                 LOAN AGREEMENT

                                  COMMITMENTS


               Bank                                                     Commitment
               ----                                                     ----------
1.       Texas Commerce Bank National Association                      $18,000,000

2.       Corestates Bank, N.A.                                         $14,000,000

3.       The First National Bank of Chicago                            $14,000,000

4.       Wells Fargo Bank (Texas), National Association                $14,000,000

5.       Comerica Bank - Texas                                         $10,000,000

6.       Banque Paribas Houston Agency                                 $10,000,000

7.       Hibernia National Bank                                        $10,000,000

8.       SunTrust Bank, Central Florida, National Association         $ 10,000,000
                                                                       -----------

               Total                                                  $100,000,000
                                                                      ============

                                SCHEDULE 1.1(B)
                                       TO
                                     EMCARE
                           THIRD AMENDED AND RESTATED
                                 LOAN AGREEMENT

                              EXISTING GUARANTIES


Guaranty Agreements in favor of Texas Commerce or the Agent dated the date set forth below and executed by the following Obligated Parties:

                 Obligated Party                                             Date
                 ---------------                                             ----
1.       Emergency Health Services Associates                       October 27, 1993

2.       Emergency Health Services of New Mexico, P.C.              October 27, 1993

3.       Emergency Medical Services of New York, P.C.               October 27, 1993

4.       National Primary Care Network, P.A.                        October 27, 1993

5.       EMTAC, Inc.                                                December 31, 1993

6.       EmCare OP, L.P.                                            December 31, 1993

7.       EMTAC Business Trust                                       December 31, 1993

8.       EmCare Medical Services of Pennsylvania, P.C.              December 31, 1993

9.       EmCare Receivables Corporation                             February 3, 1995

10.      EmCare Physicians Network, Inc.                            February 3, 1995

11.      Capital Emergency Associates, L.L.C.                       March 15, 1995

12.      Capital EmCare, P.A.                                       March 15, 1995

13.      Reimbursement Technologies, Inc.                           August 31, 1995

14.      Medical Emergency Service Associates ("MESA"), Inc.        May 15, 1996

15.      MESA EmCare, S.C.                                          May 15, 1996

16.      Capital Billing Services, Inc.                             May 31, 1996

17.      Emergency Specialist of Arkansas, Inc. II.                 February 16, 1996

18.      Jasper Emergency Physicians, Inc.                          February 16, 1996

19.      Houston Emergency Physicians, Inc.                         February 16, 1996

20.      EmCare                                                     February 16, 1996

                                  SCHEDULE 6.1
                                       TO
                                  EMCARE, INC.
                           THIRD AMENDED AND RESTATED
                                 LOAN AGREEMENT

              PRINCIPAL PLACE OF BUSINESS; CHIEF EXECUTIVE OFFICE



       ==============================================================================================
                                                                     Place of Business;
                        Obligated Party                            Chief Executive Office
                        ---------------                            ----------------------
       ----------------------------------------------------------------------------------------------
       1.   EmCare                                       1717 Main Street, Suite 5200
                                                         Dallas, Dallas County, Texas 75201

       ----------------------------------------------------------------------------------------------
       2.   Parent                                       1717 Main Street, Suite 5200
                                                         Dallas, Dallas County, Texas 75201

       ----------------------------------------------------------------------------------------------
       3.   EMTAC, INC.                                  1013 Centre Road
                                                         Wilmington, New Castle County, Delaware 19805
       ----------------------------------------------------------------------------------------------
       4.   EmTac Business Trust                         300 South 4th Street, Suite 1100
                                                         Las Vegas, Nevada  89101

       ----------------------------------------------------------------------------------------------
       5.   EmCare Physicians Network, Inc.              1717 Main Street, Suite 5200
                                                         Dallas, Dallas County, Texas 75201

       ----------------------------------------------------------------------------------------------
       6.   Capital Emergency Associates, LLC.           575 Main Street, Suite 355
                                                         Laurel, Prince Georges County, Maryland 20707
       ==============================================================================================

                                  SCHEDULE 6.5
                                       TO
                                  EMCARE, INC.
                              AMENDED AND RESTATED
                                 LOAN AGREEMENT

                              EXISTING LITIGATION



         1. United States v. EmCare and other contract management companies - claims under the False Claims Act relating to reimbursement under Medicare, Medicaid, and CHAMPUS programs. As of February 12, 1996, EmCare Holding, Inc. announced an agreement in principle with the Civil Division of the United States Department of Justice to settle civil claims alleged against it in the civil lawsuit.

         2.      Medical malpractice litigation described on Annex 1 hereto.

                                 SCHEDULE 6.14
                                       TO
                                  EMCARE, INC.
                              AMENDED AND RESTATED
                                 LOAN AGREEMENT

                            A.  LIST OF SUBSIDIARIES

===================================================================================================================================
                                         Jurisdiction                               Authorized Stock      Outstanding Stock
                                              of                                       or Approved                or
  Name and Type of Subsidiary           Incorporation  Percentage of Ownership     Ownership Interest         Ownership
                                              or                                                              Interests
                                         Organization
-----------------------------------------------------------------------------------------------------------------------------------
EMTAC, INC.                                Delaware         100% by EmCare        1,000 share of Common      1,000 Shares
(corporation)                                                                     Stock Par Value $.01
-----------------------------------------------------------------------------------------------------------------------------------
EMTAC Business Trust                     Pennsylvania    100% by EMTAC, INC.          1,000 shares           1,000 Shares
(business trust)                                                                     Par Value $.01
-----------------------------------------------------------------------------------------------------------------------------------
EmCare OP, L.P.                             Texas          100% of general         general partnership           All
(limited partnership)                                      partner interest             interests
                                                           owned by EmCare

                                                             100% of the           limited partnership
                                                         limited partnership            interest
                                                          interest owned by
                                                         EMTAC Business Trust
-----------------------------------------------------------------------------------------------------------------------------------
EmCare, Inc.                               Delaware         100% by Parent       1,000 shares of  Common     1,000 Shares
(corporation)                                                                     Stock Par Value $.01
-----------------------------------------------------------------------------------------------------------------------------------
EmCare Receivables Corporation              Nevada          75% by EmCare        1,000 shares of Common      1,000 Shares
(corporation)                                          25% by Emergency Health    Stock Par Value $.01
                                                         Services Associates
-----------------------------------------------------------------------------------------------------------------------------------
EmCare Physicians Network, Inc.            Delaware         100% by Parent       1,000 shares of Common      1,000 Shares
(corporation)                                                                     Stock Par Value $.01
-----------------------------------------------------------------------------------------------------------------------------------
Reimbursement Technologies, Inc.         Pennsylvania       100% by EmCare       1,000 shares of Common       150 Shares
(corporation)                                                                     Stock Par Value $1.00
-----------------------------------------------------------------------------------------------------------------------------------
Capital Billing Services, Inc.             Maryland   100% by Capital Emergency  1,000 shares of Common       200 Shares
(corporation)                                               Associates LLC         Stock no Par Value
-----------------------------------------------------------------------------------------------------------------------------------
Emergency Specialists of Arkansas,          Texas           100% by EmCare       1,000 shares of Common      1,000 Shares
Inc. II                                                                           Stock Par Value $.01
(corporation)
-----------------------------------------------------------------------------------------------------------------------------------
Jasper Emergency Physicians, Inc.          Missouri         100% by EmCare       1,000 shares of Common      1,000 Shares
(corporation)                                                                     Stock Par Value $.01
-----------------------------------------------------------------------------------------------------------------------------------
Houston Emergency Physicians, Inc.         Georgia          100% by EmCare       1,000 shares of Common      1,000 Shares
(corporation)                                                                     Stock Par Value $.01
-----------------------------------------------------------------------------------------------------------------------------------
Capital Emergency Associates, LLC          Maryland         99% by Parent                  N/A             1,000 Membership
(limited liability company)                                  1% by EmCare                                     Interests
-----------------------------------------------------------------------------------------------------------------------------------
Medical Emergency Service Associates       Illinois         100% by EmCare      100,000 shares of Common     3,000 Shares
(MESA), Inc.                                                                             Stock
(corporation)                                                                        $10. par value
                                                                                     5,000 shares of         1,650 Shares
                                                                                   Preferred A Shares
                                                                                      no par value
-----------------------------------------------------------------------------------------------------------------------------------
SEMS, Inc.                                 Georgia          100% by EmCare      1,000 authorized shares      100 Shares
(corporation)                                                                    of Common Stock no par
                                                                                          value

===================================================================================================================================
                                                  Jurisdiction                               Authorized Stock      Outstanding Stock
                                                       of                                       or Approved                or
           Name and Type of Subsidiary           Incorporation  Percentage of Ownership     Ownership Interest         Ownership
                                                       or                                                              Interests
                                                  Organization
-----------------------------------------------------------------------------------------------------------------------------------
         AEP Management Services, Inc.             California        100% by EmCare       75,000 shares of Common     1,000 Shares
         (corporation)                                                                     Stock $1.00 par value
-----------------------------------------------------------------------------------------------------------------------------------
         Doctors Billing Service, Inc.             California        100% by EmCare       50,000 shares of Common     1,000 Shares
         (corporation)                                                                      Stock no par value
-----------------------------------------------------------------------------------------------------------------------------------
         Copenhaver, Bell & Associates, M.D.'s,     Florida          100% by EmCare       5,000 shares of Common      1,000 Shares
         Inc.                                                                              Stock $1.00 par value
         (corporation)
-----------------------------------------------------------------------------------------------------------------------------------
         The Gould Group, Inc.                       Texas           100% by EmCare         1,000,000 shares of       1,000 Shares
         (corporation)                                                                         Common Stock
                                                                                              $.10 par value
===================================================================================================================================



                                B.  LIST OF PAS


          =======================================================================================================
                          Name of PA                                     Ownership                Jurisdiction of
                                                                                                     Association
          -------------------------------------------------------------------------------------------------------
           Emergency Health Services Associates                         Dr. Riggs 100%                  Texas
          -------------------------------------------------------------------------------------------------------
           Emergency Health Services Associates of New Mexico,          Dr. Riggs 100%                New Mexico
           P.C.
          -------------------------------------------------------------------------------------------------------
           EmCare Medical Services of New York, P.C.                    Dr. Riggs 100%                 New York
          -------------------------------------------------------------------------------------------------------
           National Primary Care Network, P.A.                          Dr. Riggs 100%                  Texas
          -------------------------------------------------------------------------------------------------------
           EmCare Medical Services of Pennsylvania, P.C.                Dr. Riggs 100%               Pennsylvania
          -------------------------------------------------------------------------------------------------------
           Capital EmCare, P.A.                                         Dr. Riggs 100%                  Texas
          -------------------------------------------------------------------------------------------------------
           MESA EmCare, S.C.                                       2/3 Dr. Cooley;  1/3                Illinois
                                                                         Dr. Zydlo
          -------------------------------------------------------------------------------------------------------
           Network Family Physicians, P.A.                         66 2/3 Dr. Riggs; 33 1/3             Texas
                                                                          Dr. Cooley
          -------------------------------------------------------------------------------------------------------
           Adams Emergency Physicians, P.A.                             100% Dr. Riggs                  Texas
          -------------------------------------------------------------------------------------------------------
           Jones Emergency Physicians, P.A.                             100% Dr. Riggs                  Texas
          -------------------------------------------------------------------------------------------------------
           AEP EmCare Medical Group, Inc.                              100% Dr. Cooley                California
          -------------------------------------------------------------------------------------------------------
           Gould Physicians, P.A.                                       100% Dr. Riggs                  Texas
          =======================================================================================================

                                  SCHEDULE 8.1
                                       TO
                                     EMCARE
                              AMENDED AND RESTATED
                                 LOAN AGREEMENT

                                 EXISTING DEBT



=========================================================================================================
                           Holder                                Principal Amount as of December 31, 1996
=========================================================================================================
                                                EmCare OP, L.P.
---------------------------------------------------------------------------------------------------------
  Capital Leases                                                                         $  9,346
---------------------------------------------------------------------------------------------------------
                                                 EmCare, Inc.
---------------------------------------------------------------------------------------------------------
  Houston Emergicare, Inc.                                                                882,231
---------------------------------------------------------------------------------------------------------
  Houston Emergency Physicians, Inc.                                                      306,104
---------------------------------------------------------------------------------------------------------
  Suburban Houston Emergency Physicians Association                                       375,000
---------------------------------------------------------------------------------------------------------
  Medical Emergency Service Associates, Inc.                                            1,935,085
---------------------------------------------------------------------------------------------------------
  Southern Emergency Medical Specialists                                                  308,934
---------------------------------------------------------------------------------------------------------
  Associated Emergency Physicians Management Services,                                  1,129,340
  Inc.
---------------------------------------------------------------------------------------------------------
  Doctors Billing Service, Inc.                                                           266,800
---------------------------------------------------------------------------------------------------------
  Professional Emergency Services, Inc.                                                 1,499,714
---------------------------------------------------------------------------------------------------------
  The Gould Group, Inc.                                                                 2,746,895
---------------------------------------------------------------------------------------------------------
                                       Capital Emergency Associates, LLC
---------------------------------------------------------------------------------------------------------
  Capital Leases                                                                           26,075
---------------------------------------------------------------------------------------------------------
                                          Reimbursement Technologies
---------------------------------------------------------------------------------------------------------
  Capital Leases                                                                           28,992
---------------------------------------------------------------------------------------------------------
                                             The Gould Group, Inc.
---------------------------------------------------------------------------------------------------------
  TIFCO - Malpractice Insurance Note                                                      258,066
---------------------------------------------------------------------------------------------------------
  Line of Credit                                                                          200,000
---------------------------------------------------------------------------------------------------------
                                  Emergency Specialists of Arkansas, Inc. II
---------------------------------------------------------------------------------------------------------
  Emergency Specialists of Arkansas, Inc.                                                 300,000
---------------------------------------------------------------------------------------------------------
                                             EmCare Holdings Inc.
---------------------------------------------------------------------------------------------------------
  Capital Emergency Associates, P.A.                                                    1,280,923
---------------------------------------------------------------------------------------------------------
                                         Doctors Billing Service, Inc.
---------------------------------------------------------------------------------------------------------
  Notes Payable                                                                            60,000
---------------------------------------------------------------------------------------------------------
                                         AEP Management Services, Inc.
---------------------------------------------------------------------------------------------------------
  Notes Payable - Dr. Uhl                                                                  56,235
=========================================================================================================

                                  SCHEDULE 8.2
                                       TO
                                  EMCARE, INC.
                              AMENDED AND RESTATED
                                 LOAN AGREEMENT

                                 EXISTING LIENS



==============================================================================================================
            DEBTOR                  SECURED PARTY                             COLLATERAL
--------------------------------------------------------------------------------------------------------------
  1.       EmCare              Lane, Enrlich &            Accounts   receivable   from    certain   contracts
                               Chalpin, Ltd., as agent    assigned   to   EmCare   by    Emergency   Medicine
                                                          Consultants, Ltd.,  Emergency Medicine  Consultants
                                                          Partnership and Lincoln Emergency Physicians Ltd.
--------------------------------------------------------------------------------------------------------------
  2.       EmCare              Tucker Leasing -           Computer and other office equipment*
                               Capital Corp.*
--------------------------------------------------------------------------------------------------------------
  3.       EmCare              Orlando Regional           Accounts  receivable  from  operations  at  Orlando
                               Medical Center, Inc.       Regional Medical Center
--------------------------------------------------------------------------------------------------------------
  4.       EmCare              Vanguard Financial         Office equipment
                               Service Corp.
--------------------------------------------------------------------------------------------------------------
  5.       Emergency Health    F. David Prentice, M.D.    Accounts  receivable   from  certain  contract   at
           Services                                       Memorial Hospital System
           Associates, P.A.,
           a dba for
           Emergency Health
           Services
           Associates
==============================================================================================================


---------------------------------

*  Multiple filings on record covering similar equipment